UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TMS International Corp.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 29, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of TMS International Corp., a Delaware corporation, to be held on Wednesday, June 5, 2013 at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222. During the meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

We hope you will be able to attend the meeting. If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact us at (412) 678-6141.

Your vote is important. Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

Respectfully yours,

Raymond S. Kalouche

President and Chief Executive Officer

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2013

April 29, 2013

Dear Stockholder:

The 2013 Annual Meeting of Stockholders of TMS International Corp., a Delaware corporation, will be held on Wednesday, June 5, 2013, at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222. The purposes of the meeting are to:

1.	Elect the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office: John J. Connelly, Joseph Curtin, Timothy A.R. Duncanson, Raymond S. Kalouche, Colin Osborne, Herbert K. Parker, Manish K. Srivastava and Patrick W. Tolbert;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;

3.	Hold an advisory vote to approve named executive officer compensation;

4.	Approve an amendment to the TMS International Corp. Long-Term Incentive Plan, adopted March 10, 2011 (the “Plan”), to increase the number of shares available for issuance under the Plan by 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based, and approve the material terms of the performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

5.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is April 15, 2013. If you held shares of TMS International Corp. at the close of business on that date, you are entitled to vote at the Annual Meeting. A complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose relating to the meeting during normal business hours at our principal executive offices, 12 Monongahela Avenue, Glassport, Pennsylvania, 15045, for 10 days prior to the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

By order of the board of directors,

Leon Z. Heller

Executive Vice President, General Counsel and

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2013

Our Notice of 2013 Annual Meeting of Stockholders, Proxy Statement and Annual Report to

Stockholders are available in the “Investors” section of the TMS International Corp. website at

http://tmsinternationalcorp.investorroom.com/ under the Proxy Statement and Annual Report tab.

Information on our website, including information in other documents referred to in this Proxy Statement,

does not constitute part of this Proxy Statement.

Page
Questions and Answers about the 2013 Annual Meeting and Voting	1
Annual Reports	6
Proposal One — Election of Directors	7
Corporate Governance	11
Proposal Two — Ratification of Independent Registered Public Accountants	19
Proposal Three — Advisory Vote on Executive Compensation	21
Proposal Four — Approval of an amendment to the TMS International Corp. Long-Term Incentive Plan and approval of the material performance goals under the Plan	23
Other Matters	32
Ownership of Securities	32
Beneficial Ownership Table	33
Report of the Audit Committee	38
Executive Officers	40
Certain Relationships and Related Transactions	41
Compensation Committee Report	43
Executive Compensation — Compensation Discussion and Analysis	44
Certain Information Not Deemed Incorporated by Reference in any Securities and Exchange Commission Filings	61

TMS INTERNATIONAL CORP.

12 MONONGAHELA AVENUE

GLASSPORT, PENNSYLVANIA 15045

(412) 678-6141

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2013

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?
A.	This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card/voting instructions are being furnished to the stockholders by the board of directors of TMS International Corp., a Delaware corporation (the “Company”), to solicit your proxy to vote at the 2013 Annual Meeting of Stockholders to be held on June 5, 2013 at 11:00 a.m. local time, at the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222.

We have requested that banks, brokerage firms and other nominees that hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of business on April 15, 2013 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

This Proxy Statement summarizes the information you need to vote at the 2013 Annual Meeting. However, you do not need to attend the meeting to vote your shares. You may return the enclosed proxy card by mail. You may also vote by telephone or via the Internet, as detailed below. If your shares are held in “street name”, you may have received voting instructions enclosed with your materials rather than a proxy card.

We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended December 31, 2012, on or about April 29, 2013.

Q.	What materials am I receiving?
A.	You are receiving:

1.	the Notice of Annual Meeting of Stockholders and this Proxy Statement for the 2013 Annual Meeting;

2.	the proxy card or voting instruction form for the 2013 Annual Meeting; and

3.	the Company’s Annual Report to Stockholders for the year ended December 31, 2012.

Q.	What is the purpose of the 2013 Annual Meeting?
A.	At the 2013 Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon four proposals:

1.	Election of the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office: John J. Connelly, Joseph Curtin, Timothy A.R. Duncanson, Raymond S. Kalouche, Colin Osborne, Herbert K. Parker, Manish K. Srivastava and Patrick W. Tolbert;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;

3.	Approval, on an advisory basis, of the named executive officer compensation; and

4.	Approval of an amendment to the TMS International Corp. Long-Term Incentive Plan, adopted March 10, 2011 (the “Plan”), to increase the number of shares available for issuance under the LTIP by 750,000 shares and clarify the business criteria under which performance based goals under the Plan are based, and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

Other than matters incident to the conduct of the 2013 Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the 2013 Annual Meeting. If any other business is proposed and properly presented at the 2013 Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters at their discretion.

Q.	What does the board recommend?
A.	Our board recommends that you vote:
•	“FOR” the election of each of the named nominees to the board;
•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013;
•

“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement; and

•

“FOR” approval of an amendment to the TMS International Corp. Long-Term Incentive Plan to increase the number of shares available for issuance under the Long Term Incentive Plan by 750,000 shares and clarify the business criteria under which performance based goals under the Plan are based, and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

Q.	How do I attend the 2013 Annual Meeting? What do I need to bring?
A.	All stockholders of record at the close of business on April 15, 2013 are invited to attend the 2013 Annual Meeting. You may be asked to provide valid photo identification. If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date April 15, 2013, a letter from your broker, or other evidence of stock ownership as of the record date.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	Who is entitled to vote?
A.	Our board of directors has fixed the close of business on April 15, 2013 as the date to determine the stockholders who are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. On April 15, 2013, 14,578,332 shares of our Class A Common Stock and 24,699,109 shares of our Class B Common Stock were outstanding and eligible to vote. Each share of Class A Common Stock is entitled to one vote on each matter submitted for stockholder approval. Each share of Class B Common Stock is entitled to ten (10) votes on each matter submitted for stockholder approval. Any shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?
A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•

Internet. You can vote over the Internet by accessing the website at www.proxyvoting.com/tms and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 pm Eastern Time on June 4, 2013. If you vote over the Internet, do not return your proxy card.

•

Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-866-540-5760 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 pm Eastern Time on June 4, 2013.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.
•

In Person. You may come to the 2013 Annual Meeting and cast your vote there. We will have ballots available at the meeting. We recommend that you vote by proxy even if you plan to attend the 2013 Annual Meeting so that your vote will be counted if you later decide not to attend the 2013 Annual Meeting.

If your shares are held in street name, you should follow the voting directions provided by your broker or nominee. You may also cast your vote in person at the 2013 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you return your signed proxy card or use Internet or telephone voting before the 2013 Annual Meeting, we will vote your shares as you direct.

With respect to Proposal 1 (the election of directors) you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote.

With respect to Proposal 2 (the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2012) you may vote “FOR”, “AGAINST” or “ABSTAIN.”

With respect to Proposal 3 (the approval, on an advisory basis, of the named executive officer compensation) you may vote “FOR”, “AGAINST” or “ABSTAIN.”

With respect to Proposal 4 (approval of the amendment to the TMS International Corp. Long-Term Incentive Plan to increase the number of shares available for issuance under the Long Term Incentive Plan by 750,000 shares and clarify the business criteria under which the performance goals under the Plan are based and approval of the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

If you are a stockholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the election of the eight director nominees set forth in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR the compensation paid to our named executive officers, and FOR approval of the Amendment to the Long Term Incentive Plan and approval of the material performance goals under the Plan.

Q.	What if I change my mind after I vote my shares?
A.	If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the 2013 Annual Meeting by:
•	Sending written notice of revocation to the Corporate Secretary, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045;
•	Submitting a properly signed proxy with a later date; or
•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote.

To be effective, we must receive the revocation of your vote at or prior to the 2013 Annual Meeting.

You also may revoke your proxy by voting in person at the 2013 Annual Meeting. You also may be represented by another person at the 2013 Annual Meeting by executing a proper proxy designating that person.

If your shares are held in street name, you should follow the instructions provided by your nominee.

Q.	What does it mean if I receive more than one proxy card?
A.	It probably means that your shares of common stock are held in multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts.

Q.	What will happen if I do not vote my shares?
A.	If you do not return a proxy card or otherwise vote according to the instructions described on your proxy card, your shares will not be voted. If your shares are held in street name and you do not return your voting instructions to your broker in accordance with the voting materials you received, your brokerage firm may vote your shares on those proposals where it has discretion to vote. Under the rules of various securities exchanges, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you hold your shares in street name and you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Of the proposals to be considered at the 2013 Annual Meeting, only the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter.

Q.	How many shares must be present to hold the 2013 Annual Meeting?
A.	Stockholders entitled to cast at least one-half of the votes that all stockholders of TMS International Corp. are entitled to cast must be present at the 2013 Annual Meeting, in person or by proxy, in order to hold the 2013 Annual Meeting and conduct business. This is called a quorum.

Q.	How many votes are needed to approve each item?
A.	All proposals, except the proposal to elect each of the named nominees to the board, require the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy.

For the proposal to elect each of the named nominees to the board, each nominee shall be elected upon receiving a plurality of the votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy. This means that each nominee will be elected if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election.

Q.	How will voting on any other business be conducted?
A.	We do not know of any business to be considered at the 2013 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the 2013 Annual Meeting, your signed proxy card gives authority to each of Leon Z. Heller and Jonathan M. Fingeret to vote on such matters in his discretion.

Q.	How are the votes counted?
A.	You are entitled to cast one vote for each share of Class A Common Stock you own, and ten (10) votes for each share of Class B Common Stock you own. There is no cumulative voting.

We will count your shares as present at the 2013 Annual Meeting if you:

•	Are present and vote in person at the 2013 Annual Meeting; or
•	Have properly submitted a proxy card or a voter instruction form (as received from your broker / nominee), or voted by telephone or the Internet on a timely basis.

Shares that constitute abstentions and broker non-votes will be counted as present at the 2013 Annual Meeting for the purpose of determining a quorum. For all proposals except the proposal to elect each of the named nominees to the board, any such shares that are counted as present but that are not voted (whether by abstention, “broker non-vote” or otherwise) will have the effect of votes “AGAINST” the proposals. With respect to the proposal to elect each of the named nominees to the board, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have no impact on the election of the members of the board.

Q.	Where do I find the voting results of the meeting?
A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the 2013 Annual Meeting. You can also review the results in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/.

Q.	What are the deadline and the procedure for proposing actions for consideration at our 2013 Annual Meeting of Stockholders?
A.	Stockholder Proposals for Inclusion in our 2014 Proxy Statement. Under the rules and regulations of the SEC, proposals of stockholders intended to be included in our proxy statement for presentation at our 2014 Annual Meeting of Stockholders (i) must be received by us at our corporate offices no later than December 30, 2013 (120 days preceding the one year anniversary of the mailing date of this Proxy Statement), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in our Amended and Restated Bylaws.

A.	Other Stockholder Proposals. Pursuant to our By-laws, a stockholder desiring to propose any matter for consideration at the 2014 Annual Meeting of Stockholders, other than through inclusion in our proxy materials, must notify the Company’s Secretary at the Company’s offices, not later than the close of business on March 7, 2014 nor earlier than the close of business on February 5, 2014. Please address your proposal to: Corporate Secretary, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of our 2014 Annual Meeting of Stockholders in compliance with Rule 14a-4 promulgated under the Exchange Act must notify us of such intentions before March 15, 2014 (45 days preceding the one year anniversary of the mailing date of this Proxy Statement). After such date, our proxy in connection with the 2014 Annual Meeting of Stockholders may confer discretionary authority on the board to vote.

Q.	Who is making and paying for this proxy solicitation?
A.	This proxy is solicited on behalf of our board of directors. Our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Q.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
A.	SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements. If you would like to receive another copy of this year’s proxy materials (whether or not you reside in a household with another stockholder), please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

If your household received multiple copies of proxy materials and would like to receive single mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Q.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
A.	The Company’s principal executive offices are located at 12 Monongahela Avenue, Glassport, Pennsylvania 15045. The Company’s main telephone number is (412) 678-6141.

ANNUAL REPORTS

Our 2012 Annual Report to Stockholders, which includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012 (which is not a part of our proxy soliciting materials), excluding exhibits, is being mailed to you together with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to our Director of Investor Relations by mail at 12 Monongahela Avenue, Glassport, Pennsylvania 15045, by telephone at (412) 678-6141, or by email to shareholder.requests@tubecityims.com. The Annual Report is also available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com. Information on our website does not constitute part of this Proxy Statement.

YOUR VOTE IS IMPORTANT!

If you are a stockholder of record, please vote by telephone or Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope. If your shares are held in street name, you should follow the instructions provided by your nominee.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of eight directors is to be elected at our 2013 annual meeting. Our bylaws provide that at all meetings of stockholders for the election of directors, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote the number of shares of common stock you own for up to eight persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the eight nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Our Certificate of Incorporation provides that the term of office of each person elected as a director will continue until the next succeeding annual meeting of stockholders and until his successor has been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the nominating and corporate governance committee. Each of the nominees is currently serving on our board of directors. There are no family relationships between any director, executive officer, or director nominee.

Name of Nominee	Age	Positions and Offices	Director Since
Joseph Curtin	67	Executive Chairman	2009
Raymond S. Kalouche(1)	50	President, Chief Executive Officer, and Director	2013
John J. Connelly(2)(3)(4)	66	Director	2008
Timothy A.R. Duncanson(2)(4)	45	Director	2007
Colin Osborne(2)(3)(4)	48	Director	2007
Herbert K. Parker(3)	55	Director	2012
Manish K. Srivastava(2)(4)	34	Director	2010
Patrick W. Tolbert	67	Director	2008

(1)	Effective as of January 1, 2013, our Board of Directors increased its size from seven directors to eight directors and elected Mr. Kalouche to fill the vacancy resulting from this size increase.
(2)	Currently a member of the nominating and governance committee (Mr. Duncanson serves as chairman of the committee).
(3)	Currently a member of the audit committee (Mr. Osborne serves as Chairman of the committee).
(4)	Currently a member of the compensation committee (Mr. Duncanson serves as Chairman of the committee).

Biographical Information for Nominees

Biographical information for each of the nominees is listed below:

Joseph Curtin was our President and Chief Executive Officer from August 2009 until his retirement on December 31, 2012, and now serves as our Executive Chairman and continues to serve on our board of directors. Mr. Curtin was elected to our board in August 2009. He was elected Chairman of the board in August 2011 and served as Vice-Chairman from August 2008 until August 2009. Prior to his election as our President and CEO, Mr. Curtin served as President and Chief Operating Officer of our Raw Material and Optimization Group, a position he held since December 2004. From July 1995 to December 2004, Mr. Curtin served as President and Chief Operating Officer of our subsidiary, Tube City, which he joined in 1983. From 1977 to the present,

Mr. Curtin has been involved in trading operations, sales and marketing in the metal recycling industry. He received a bachelor of arts degree from the University of Pittsburgh in 1968 and a masters of business administration from Duquesne University in 1977.

With decades of experience in the steel industry, including his 30 years with us, Mr. Curtin is able to leverage his expansive knowledge of our business to assist the board of directors in growing and developing our successful international industrial services business.

John J. Connelly was elected to our board of directors in October 2008. Mr. Connelly began his career at United States Steel Corporation in 1971. He progressed through increasingly responsible positions at US Steel and at US Steel’s Commercial and Tubular Products divisions over the next 23 years. He was elected a corporate officer of US Steel in 1994. Over the next ten years, he served as President of United States Steel International, Inc., President of USX Engineers and Consultants (a subsidiary of US Steel) and President of MetChem (US Steel’s Mining Engineering Services Company). From 2004 through his retirement in 2008, Mr. Connelly served as US Steel’s Senior Vice President/Strategic Planning and Business Development, and as a member of the US Steel Executive Management Committee. He was Chairman of the Board of USS-POSCO Industries, a joint venture with South Korea’s largest steelmaker. He was a member of the American Iron and Steel Institute and the International Iron and Steel Institute. Mr. Connelly currently serves on the board of directors of the Audia Group in Washington, PA, where he is a member of the Audit and Executive committees. Mr. Connelly received his bachelor’s and master’s degrees from Duquesne University, Pittsburgh, PA.

Mr. Connelly’s nearly forty years experience as a senior executive in the steel industry enables him to provide valuable insights into our customer base and the outsourced industrial services we provide. His broad international experience, including his tenure with United States Steel International and as Chairman of the Board of USS-POSCO Industries, is also of particular value to our board of directors.

Timothy A.R. Duncanson was elected to our board of directors in January 2007. He is currently a Managing Director of Onex Corporation (“Onex”) and serves on the boards of Tropicana Las Vegas Hotel and Casino, Inc., which operates Tropicana Resort and Casino Las Vegas, and Huron University College. Prior to joining Onex in 1999, Mr. Duncanson was an Associate in Mergers & Acquisitions at Lazard Freres & Co., an advisory investment bank, in New York. He was also an Investment Analyst with Mutual Asset Management Ltd. Mr. Duncanson earned his bachelor’s degree from Huron University College in 1990. He earned his master’s degree in public policy from Harvard University and a masters of business administration from the Harvard Graduate School of Business Administration in 1997. Mr. Duncanson is a chartered financial analyst.

Mr. Duncanson’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our board of directors. His high level of financial expertise is a valuable asset to our board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business. His service on other boards of directors over the years allows him to provide our board of directors with a valuable perspective on corporate governance issues.

Raymond S. Kalouche was elected as our President and Chief Executive Officer effective January 1, 2013, and joined our board of directors at that time. Prior to his election as or President and CEO, Mr. Kalouche served as our corporate Chief Operating Officer beginning in August 2009, and also served as the President and Chief Operating Officer of our Mill Services Group since December 2004. He joined International Mill Service, Inc., the entity to which our Mill Services Group traces its roots (“IMS”), in 1989 and spent his early career in the Surface Conditioning Division. He proceeded to hold various positions in the Technical Services, Marketing and Operating Departments. In 1998, Mr. Kalouche was promoted to Vice President of Operations Planning of IMS. In 2000, he was named Senior Vice President — General Manager of IMS, and from 2002 to May 2004 he served as Executive Vice President and Chief Operating Officer of IMS. Mr. Kalouche was named President and Chief Executive Officer of IMS in May 2004. He earned his bachelor of science degree and a master’s degree in Civil Engineering, both from The Ohio State University in 1983 and 1985, respectively. Having held various positions of increasing responsibility, Mr. Kalouche has led the international growth of the Company, expanding its operations into Mexico, Europe, Latin America, South Africa and the Middle East. He has held a variety of positions within related industry organizations, and is currently a member of the Board of Directors of the National Slag Association (NSA) after having served as Chairman of the Board for the past three years.

Mr. Kalouche’s long and successful history with our company, intricate knowledge regarding the operations of our business, and extensive experience and relationships in the steel industry make him particularly qualified to serve on our board and as our President and Chief Executive Officer.

Colin Osborne was elected to our board of directors in January 2007. He is currently President and CEO of Vicwest Inc., which is publicly traded on the Toronto Stock Exchange (“Vicwest”), positions he has held since October 2007. Vicwest operates 18 manufacturing sites in Canada and the U.S. producing metal fabricated construction and storage products for the agricultural, building construction, and heavy industrial markets. Prior to joining Vicwest, Mr. Osborne served as the President and CEO of Caelan Consulting Inc., which provides consulting services in the metals, mining and manufacturing sector, with a focus on business assessment and strategic planning. Prior to joining Caelan Consulting in 2006, he served in various positions at Stelco Inc., a major Canadian steel producer (“Stelco”), from 1995 to 2006, most recently serving as the Chief Operating Officer. Mr. Osborne also served as the Senior Vice President of Strategic Planning & Business Development, and Vice President and General Manager of Operations at Hamilton Steel Division, Stelco. Mr. Osborne was serving as an executive officer when Stelco filed for protection under the Canadian Companies Creditors Arrangement Act in 2004. Mr. Osborne currently serves on the board of Vicwest and Strongco Inc. He earned a bachelor’s degree in Engineering from McGill University (Montreal, Quebec) in 1987.

Mr. Osborne is able to offer the board of directors sound business and financial strategies gathered through his years of leadership experience in the steel industry. His senior executive positions at various companies give him the experience to critically review the various business and industry considerations necessary to run a successful industrial services business such as ours. His service on other boards enables him to share best practices with our board of directors.

Herbert K. Parker was elected to our board of directors in February 2012. He has been Executive Vice President and Chief Financial Officer of Stamford, CT-based Harman International Industries Inc. (NYSE: HAR) since June 2008. He is also a member of Harman’s Group Executive Committee.

Previously, Mr. Parker served in various senior financial positions with global power and technology company ABB Group for 28 years, from 1980 to 2008. His most recent position was as Chief Financial Officer of the $6 billion Americas region from 2006 to 2008 based in Norwalk, CT. From 2002 to 2005 he was the Chief Financial Officer of the $12 billion global automation division, based initially in Zurich, Switzerland and later in Norwalk, CT. Mr. Parker received a Bachelor of Science from Lee University in 1980.

Mr. Parker’s 30 plus years of business experience, including positions of responsibility with multiple complex entities over a wide variety of financial functions, including controllership, financial planning and analysis, tax, treasury, internal controls, mergers and acquisitions, information systems and investor relations, qualifies him to serve on our board of directors and on our audit committee.

Manish K. Srivastava was elected to our board of directors in November 2010. He is currently a Principal at Onex. Prior to joining Onex in 2004, Mr. Srivastava worked in investment banking for three years with Greenhill & Co. and J.P. Morgan in New York. He earned a Bachelor of Arts degree in Economics from McGill University in 2001.

Mr. Srivastava’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our board of directors. His high level of financial expertise is a valuable asset to our board. As a director with Onex, our controlling stockholder, he has extensive knowledge of our business.

Patrick W. Tolbert was elected to our board of directors in October 2008. He is currently Chief Financial and Operating Officer of Sitel Worldwide Corporation, an Onex portfolio company which in certain instances may be deemed an affiliate of the Company. He retired as Executive Vice President and Chief Financial and Administrative Officer for LSG Lufthansa Service Holding, AG, a wholly-owned subsidiary of Lufthansa German Airlines (“LSG”), after a distinguished career as the Executive Vice President and Chief Financial and Administrative Officer of Onex Food Services, Inc., which LSG acquired full ownership of in 2001. While at LSG he was a member of the Executive Management Board and Supervisory Board, and was responsible for leadership in the integration of LSG with Onex Food Services, Inc. Mr. Tolbert earned a bachelor’s degree in economics and a master’s degree in business administration from Auburn University. Mr. Tolbert also serves on the boards of directors of Sitel Worldwide Corporation and Jeld-Wen, Inc., where he is also chairman of the Audit Committee.

Mr. Tolbert’s extensive executive experience, expertise and background make him a valuable member of our board of directors. His high level of financial expertise is also of great value to our board and well qualifies him to serve as a director.

Voting Arrangements

Investor Stockholders Agreement and Certain Letter Agreements

Under the Investor Stockholders Agreement, dated as of January 25, 2007, among TMS International Corp. (f/k/a Metal Services Acquisition Corp.), Onex Partners II LP, and the stockholders party thereto, each executive officer of TMS International Corp. has agreed to vote his shares on matters presented to the stockholders as specifically provided in the Investor Stockholders Agreement, or, if not so provided, in the same manner as Onex.

Nominee Recommendations

All director nominees were approved by the nominating and corporate governance committee for inclusion in our proxy card for the Annual Meeting of Stockholders.

There are no family relationships among any of our executive officers and directors.

Recommendation of our Board of Directors

Our board of directors recommends that the stockholders vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

Our board annually examines and makes a determination of each director’s and each nominee’s independence based on criteria set forth in the rules of New York Stock Exchange (the “NYSE”). The standards utilized by the board to determine director independence are listed in our Corporate Governance Guidelines, which are available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

The board considers all relevant circumstances when examining director independence. Based on this analysis, our board of directors has affirmatively determined that Messrs. Connelly, Osborne, and Parker are independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and under the rules of the NYSE.

We are a “controlled company” as defined in the NYSE corporate governance rules because Onex Partners II LP, together with other affiliates of Onex Corporation, a public company listed on the Toronto Stock Exchange, possesses in excess of fifty percent of our voting power. See “Security Ownership of Management and Certain Beneficial Owners”, below, for more information on Onex’s ownership position. Therefore, we qualify for the “controlled company” exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, we are exempt from the rules that would otherwise require that the board be comprised of a majority of “independent directors” and that the compensation committee and the nominating and corporate governance committee be comprised solely of “independent directors,” as defined under the rules of the NYSE. The controlled company exception does not modify the independence requirements for the audit committee. Accordingly, we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that the audit committee be comprised of independent directors exclusively.

Pursuant to this exemption and as noted above, only three of our eight current directors are independent directors, and those three individuals comprise the only nominees that would be considered independent upon their election. Furthermore, our nominating and corporate governance committee and our compensation committee are not comprised entirely of independent directors.

Meetings of Our Board of Directors

During our fiscal year ended December 31, 2012, our board of directors held nine meetings and acted by unanimous written consent two times. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he was a director, or (ii) the total number of meetings held by all committees of our board of directors during the period that he served on such committees.

Executive Sessions of Non-Management Directors

The non-management directors meet in executive session at least four times a year and generally at the end of every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company’s chief executive officer or other management present. In accordance with NYSE listed company rules, “non-management” directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company’s chief executive officer and recommendations of the compensation committee concerning compensation for employee directors and other senior executive officers. Mr. Duncanson acts as the chair of the executive sessions of the non-management directors.

Our three independent directors are the sole members of the audit committee, and they meet quarterly in that capacity. Additionally, in February 2013, an independent-director-only executive session of the Board was held.

In accordance with NYSE listed company rules, such independent-director-only executive sessions of the Board will be held at least once each year.

Committees of Our Board of Directors

Our board of directors has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee.

Audit Committee

The members of the audit committee are currently Messrs. Osborne, Connelly and Parker. Mr. Osborne serves as chairman of our audit committee. Each member of the audit committee is independent as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “1934 Act” or the “Exchange Act”), as amended, and under the rules of the NYSE, and possesses the level of financial literacy required by all applicable laws and regulations. Our board of directors has determined that Mr. Parker qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his respective fields.

From October 23, 2008 until April 8, 2012, Mr. Tolbert was a member of the audit committee. He served as chairman of our audit committee from May 10, 2010 until April 8, 2012. Mr. Tolbert may have not qualified as an independent director for purposes of the audit committee but nevertheless was able to serve as a member of the audit committee until the one year anniversary of the effective date of the registration statement relating to our IPO under a transitional rule.

The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. As set forth in the audit committee charter, the audit committee’s primary purpose is to

(1)	assist the Board with its oversight responsibilities regarding: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our internal audit function and independent auditor;

(2)	prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement, and

(3)	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, who shall report directly to the Committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The audit committee met nine times during our Fiscal Year ended December 31, 2012.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.

The audit committee charter provides that the audit committee shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public

Company Accounting Oversight Board (“PCAOB”) the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.

Compensation Committee

The members of the compensation committee are currently Messrs. Duncanson, Srivastava, Osborne and Connelly. Mr. Duncanson serves as chairman of the compensation committee. Two of the members of the compensation committee, Messrs. Osborne and Connelly, are independent within the meaning of the NYSE listing standards. Messrs. Duncanson and Srivastava are not independent within the meaning of the NYSE listing standards. The compensation committee maintains a sub-committee comprised of Messrs. Connelly and Osborne to consider performance-based compensation subject to Section 162(m) of the Internal Revenue Code.

The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. The compensation committee met three times during our Fiscal Year ended December 31, 2012. In addition, during that period, the 162(m) sub-committee of the compensation committee met twice.

In general, the compensation committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of our executive officers. Specifically, the compensation committee has the sole authority to determine the CEO’s compensation; is responsible for reviewing and approving all compensation for all other executive officers; and reviews and makes recommendations regarding all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers.

The compensation committee is also responsible for reviewing, managing, and making recommendations to the board regarding incentive-compensation and equity-based plans that are subject to board approval. In this role, the committee sets Company-wide performance targets under all such plans; certifies that such performance targets have been met before payments or awards based on those targets are made; and grants awards under such plans.

As noted above, the compensation committee has created and utilizes a 162(m) subcommittee comprised of at least two non-employee directors to ensure to the extent possible (in accordance with IRS guidelines) the deductibility of all compensation paid to our “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of compliance with Section 162(m), the subcommittee sets the goals and certifies the attainment of such goals for its “covered employees.” In fulfilling its responsibilities, the compensation committee is entitled to delegate certain of its responsibilities to a subcommittee. However, except to the extent any such duties are delegated to the 162(m) subcommittee, the compensation committee may not delegate its duties relating to the determination of our Chief Executive Officer’s compensation, its duty to review and approve compensation for all other officers from time to time, or its duty to manage and periodically review our compensation plans and programs perform certain related duties.

The compensation committee typically reviews annual compensation recommendations for the executive officers that are submitted by our Chief Executive Officer, but these recommendations are not binding and the compensation committee makes the final decisions on the executive officers’ compensation.

The compensation committee has the sole authority to retain or terminate any consulting or advisory firm that the committee deems necessary and appropriate to perform its functions. The Committee in 2012 engaged Towers

Watson, a nationally recognized compensation consulting firm, to assist in analyzing our executive compensation levels and evaluating the compensation implications of our management succession plan. Please see the “Role of the Compensation Consultant” discussion within the “Compensation Discussion and Analysis” section for more details about the engagement of the compensation consultant.

Please see “Compensation Discussion and Analysis” for more details on our processes and procedures for considering and determining executive and director compensation.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are currently Messrs. Duncanson, Srivastava, Osborne and Connelly. Mr. Duncanson serves as chairman of the nominating and corporate governance committee. Two of the members of the nominating and corporate governance committee, Messrs. Osborne and Connelly, are independent within the meaning of the NYSE listing standards. Messrs. Duncanson and Srivastava are not independent within the meaning of the NYSE listing standards.

The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab. The nominating and corporate governance committee provides assistance to the board of directors by identifying qualified candidates to become board members; selecting nominees for election as directors at stockholders’ meetings and to fill vacancies; recommending to the board compensation for directors and revisions to our Corporate Governance Guidelines, and making recommendations to the board regarding oversight of the evaluation of the board and management.

The nominating and corporate governance committee met three times during our Fiscal Year ended December 31, 2012.

Director Nominations and Qualification Standards

The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate characteristics, skills and experience required for the board as a whole and its individual members. While the nominating and corporate governance committee has established no minimum eligibility requirements for candidates to serve on the board, in performing its duties, the nominating and corporate governance committee considers any criteria it deems appropriate, including but not limited to the following criteria:

(1)	personal and professional integrity, ethics and values;

(2)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(3)	experience in our industry and with relevant social policy concerns;

(4)	experience as a board member of another publicly held company;

(5)	academic expertise in an area of our operations; and

(6)	practical and mature business judgment, including ability to make independent analytical inquiries.

Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The nominating and corporate governance committee may, in its discretion, consider diversity in identifying nominees for directors. The board evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

In accordance with its charter, the nominating and corporate governance committee identifies individuals that are qualified, consistent with the criteria it deems appropriate, including but not limited to the criteria listed above, to become or continue serving as our directors and that are willing and available to serve. At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the nominating and corporate governance committee recommends such individuals to the board to be nominated by the board and submitted to the stockholders for election at the annual meeting.

Pursuant to its charter, the nominating and governance committee will review and consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and our certificate of incorporation and bylaws on the same basis that it considers all other candidates recommended to it. In accordance with our amended and restated bylaws, to recommend a director candidate to the nominating and governance committee, a stockholder must provide us with a written notice that contains,

(1)	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(2)	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director (if elected);

(3)	such other information as is required by applicable law, regulation stock exchange rule or other legal requirement; and

(4)	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

a.	the name and address of such stockholder, as they appear on our books, and of such beneficial owner,

b.	the class and number of shares of our capital stock which are owned of record and beneficially by such stockholder and such beneficial owner,

c.	a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

d.	any material interest of the stockholder in such business, and

e.	a representation as to whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends to:

i.	deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or

ii.	otherwise solicit proxies from stockholders in support of such proposal or nomination.

We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in our amended and restated

bylaws. All director candidate recommendations and formal nominations for membership to the board for the 2013 Annual Meeting of Stockholders must be sent to our principal executive offices and received by the date specified for stockholder proposals. See “Q. What are the deadline and the procedure for proposing actions for consideration at the 2013 Annual Meeting of Stockholders?” above. The presiding officer at our Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Director Attendance at Annual Meetings

We believe that directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the Company. In furtherance of our objective to provide investors with open lines of communication to the directors, we have adopted a policy that our directors will make reasonable efforts to attend annual meetings of stockholders. In addition, we disclose on the Investors section of our website the number of directors who attend the annual meetings.

Voting Standard for Director Elections

Our bylaws provide that at all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Communications with Our Board of Directors

To send communications to the board, the non-management members as a group, the independent directors as a group, or any of the directors individually, interested parties (including but not limited to stockholders) may contact them in writing at c/o Office of the General Counsel, TMS International Corp., 12 Monongahela Avenue, Glassport, Pennsylvania 15045 or by telephone at (412) 678-6141. All communications will be compiled by the Office of the General Counsel and submitted to the board or the individual directors on a periodic basis, unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the General Counsel. The board or individual director so addressed shall be advised of a communication withheld for safety or security reasons as soon as practicable.

Interested parties (including but not limited to stockholders) that wish to make concerns known to TMS International Corp.’s non-management or independent directors may also do so by calling the Ethics Hotline number listed in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the “Ethic’s Contact Information” tab and indicating they would like the matter referred to such directors, or by sending an e-mail to auditcommittee@tmsinternationalcorp.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer, our controller, and employees performing similar functions. The Code of Business Conduct and Ethics establishes policies and procedures that we believe promote our employees adhering, and conducting business according to, the highest ethical standards. A copy of our Code of Business Conduct and Ethics is available on the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The Nominating and Corporate Governance

Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. From time to time, the Nominating and Corporate Governance Committee Governance Committee reviews our Corporate Governance Guidelines and, if necessary, recommends changes to the full Board. Our Corporate Governance Guidelines, as most recently revised in February, 2013, are available in the “Investors” section of our website at http://tmsinternationalcorp.investorroom.com/ under the Corporate Governance / Charters and Policies tab.

Board Leadership Structure

Effective January 1, 2013, we separated the roles of chief executive officer of the Company and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the chairman of the Board provides guidance to the chief executive officer and sets the agenda for Board meetings. Joseph Curtin, our former Chief Executive Officer and Chairman of the Board, serves as Executive Chairman of the Board. Raymond S. Kalouche serves as our President and Chief Executive Officers, and also as a director.

The board recognizes the importance of regularly evaluating our particular circumstances to determine if the leadership structure in place continues to serve the best interests of us and our stockholders. The board from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.

The Role of the Board of Directors in Risk Oversight

While risk management is primarily the responsibility of our management team, the board of directors is responsible for the overall supervision of our risk management activities, including assessing the major risks facing us that are identified by management and reviewing options for their mitigation. The board’s oversight of the material risks faced by us occurs at both the full board level and at the committee level.

The board’s audit committee has oversight responsibility for financial reporting with respect to our major financial exposures and risks. Specifically, the audit committee is responsible for discussing with management the Company’s policies with respect to risk assessment and risk management, our significant financial risk exposures, and the actions management has taken to monitor and control such exposures.

In addition to the audit committee, the other committees of the board of directors consider the risks within their areas of responsibility. For example, as discussed in the “Compensation Discussion And Analysis” section, below, the compensation committee considers the risks that may be implicated by our executive compensation program.

Management provides regular updates throughout the year to the board of directors (at a minimum at each regular quarterly meeting of the board) regarding the management of the risks they oversee. Also, the board of directors receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full board of directors reviews in detail our short and long-term strategies, including consideration of significant risks facing us and their potential impact.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our board of directors, the executive officers, our principal accounting officer, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports that we prepared for or received from such persons for their fiscal year 2012 transactions in the common stock and their common stock holdings, we believe that except as set forth below, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers, our principal accounting officer, and greater than ten percent beneficial owners.

I Michael Coslov, a 10% holder, filed a Form 4 on June 21, 2012 reporting a sale of 9,600 shares of Class A Common Stock on June 18, 2012. According to this Form 4, Mr. Coslov is no longer subject to Section 16.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Ernst & Young LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Ernst & Young LLP has served as our independent registered public accountants since their appointment in our 2003 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented and voting at the Annual Meeting.

Recommendation of our Board of Directors

Upon the recommendation of the audit committee, our board of directors recommends that the stockholders vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2013.

Fees Billed by the Independent Registered Public Accounting Firm

Fees and expenses paid to our principal accountant, Ernst & Young LLP, for the years ended December 31, 2012 and 2011 consisted of the following (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees(1)	$1,334	$991
Audit-Related Fees(2)	—	$223
Tax Fees(3)	$90	$168
All Other Fees	—	—

Total	$1,424	$1,382

(1)	Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)	Amounts are primarily for services associated with the Company’s initial public offering of stock.

(3)	Represents fees and expenses for preparation and review of tax returns and filings, tax consultations and advice related to compliance with tax laws, and tax planning strategies.

Pre-Approval Policy

The audit committee charter provides that the audit committee of our board shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”) the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. In 2012, all of the above services were approved by the audit committee in accordance with this policy.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires all public companies to hold a separate non-binding, advisory stockholder vote to approve the compensation of their named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (such advisory vote, the “say-on-pay vote”).

We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2018.

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 44, the board of directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our board of directors also believes that our executive compensation programs provide our named executive officers with a balanced compensation package that includes a reasonable base salary together with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and a long-term basis if they attain specified target goals, the attainment of which do not require the taking of an unreasonable amount of risk, as discussed below in the “Risk Review” section beginning on page 51.

The “Compensation Discussion and Analysis” discussion beginning on page 44 includes additional details about our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and not binding on the Company; however, like our other investor outreach activities, it will provide feedback concerning our executive compensation program.

We believe that the executive compensation as disclosed in our Compensation Discussion and Analysis, tabular disclosures and other narrative executive compensation disclosure in this Proxy Statement is reasonable, creates proper incentives to maximize shareholder value, and coincides with our compensation philosophy. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in the Proxy Statement.”

Vote Required

This proposal requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy.

Recommendation of our Board of Directors

The board of directors recommends that you vote FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO THE TMS INTERNATIONAL CORP. LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 750,000 AND CLARIFY THE BUSINESS CRITERIA UNDER THE PLAN, AND APPROVAL OF THE MATERIAL PERFORMANCE GOALS UNDER THE PLAN FOR PURPOSES OF THE “PERFORMANCE-BASED COMPENSATION” EXEMPTION IN SECTION 162(M) OF THE INTERNAL REVENUE CODE.

We are asking our stockholders to approve an amendment to the TMS International Corp. Long Term Incentive Plan, which was originally adopted March 10, 2011 (the “Plan”). On April 16, 2013, our board approved a proposed amendment to the Plan (the “Plan Amendment”), subject to approval by our stockholders, which would increase the number of shares of our Class A Common Stock available for issuance under the Plan by 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based.

Approval of this Proposal Four by our stockholders will: (1) approve the Plan Amendment, and thereby increase the number of shares of our Class A Common Stock available for issuance under the Plan from 1,558,170 shares to 2,308,170 shares, an increase of 750,000 shares and clarify the business criteria upon which performance goals under the Plan are based and; (2) approve the material performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

The Proposal in General

The Plan was originally adopted by our board and our stockholders effective on March 10, 2011, approximately five weeks prior to the initial public offering of our Class A Common Stock. As of April 15, 2013, out of the 1,558,170 shares of Class A Common Stock originally authorized for issuance under the Plan, 1,361,340 shares were subject to options awarded to purchase common stock under the Plan, and 175,362 shares remained available for future issuances.

The Plan Amendment, if approved by our stockholders, will increase the number of shares of our Class A Common Stock available for issuance under the Plan from 1,558,170 shares to 2,308,170 shares, an increase of 750,000 shares. The closing price of our Class A Common Stock as reported on the New York Stock Exchange on April 15, 2013 was $13.91 per Share. Our board believes it is in the best interests of the Company and our stockholders to approve the Plan Amendment to provide for a sufficient amount of authorized shares for future issuances under the Plan, in order to permit us to continue to attract, retain and incentivize our key employees and consultants. In addition, by approving the Plan Amendment and the material terms of the performance goals under the Plan, awards which qualify as performance-based compensation under the Plan should be fully deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Performance Based Compensation — Section 162(m)

Under Section 162(m) of the Code, publicly held corporations are generally prohibited from deducting compensation in excess of $1 million per year paid to their “covered employees”. Covered employees are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Corporations that become publicly held in connection with an initial public offering do not become subject to Section 162(m) during an extended reliance period following the initial public offering, and we have relied on this extended reliance period for awards previously made under the Plan. Because we are now amending the Plan, the extended reliance period will end and the awards under the Plan will be subject to Section 162(m), and we are therefore seeking shareholder approval of the performance goals to ensure the deductibility of compensation paid to our covered employees.

Although Section 162(m) generally imposes a limit on the deductibility of compensation paid to covered employees in excess of $1,000,000, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to this $1 million limit. One of the requirements that must be satisfied to qualify as “performance-based” compensation under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. The material terms of the performance goals include the employees eligible to receive compensation under the Plan, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that can paid to any employee under the Plan. Such performance goals must be reapproved by our stockholders once every five years or, if earlier, following a change of the material terms of the performance goals by the Section 162(m) subcommittee of our Compensation Committee (the “162(m) Committee”). Thus, in addition to approving the Plan Amendment, our stockholders are being asked to approve the materials terms of the performance goals under the Plan. Stockholder approval of the performance goals under the Plan will provide additional flexibility to grant awards under the Plan that qualify as “performance-based” compensation under Section 162(m) of the Code. Notwithstanding the foregoing, we retain the ability to grant awards under the Plan that do not qualify as “performance-based” compensation under Section 162(m) of the Code.

The business criteria for any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following business criteria, or derivations of such business criteria, either individually, alternatively or in any combination, applied to either the Company on a consolidated basis and/or for specified business units of the Company (except with respect to the total stockholder return and earnings per share criteria): (a) total stockholder return; (b) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (c) net income or net operating income; (d) pre-tax earnings or profits; (e) EBIT or EBITDA; (f) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (g) operating margin; (h) earnings per share or growth in earnings per share; (i) return on equity; (j) return on assets or capital; (k) return on investment; (l) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (m) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (n) working capital; (o) sales; (p) gross or net revenues or changes in gross or net revenues; (q) market share or market penetration with respect to designated products and/or geographic areas; (r) reduction of losses, loss ratios or expense ratios; (s) cost of capital; (t) debt reduction; (u) satisfaction of business expansion goals or goals relating to acquisitions or divestitures; (v) employee turnover; (w) cash flow; and/or (x) capital and/or operating expenditures. No participant may receive a performance award in excess of $7,500,000 during any three (3) year period. Performance awards may be settled in cash or shares. Further, no employee may be granted more than 350,000 shares under the Plan in any calendar year. As described further below under the “Description of the Plan”, the employees who are eligible to participate in the Plan are those employees of ours and our subsidiaries as determined by the Committee to be eligible to receive awards under the Plan.

To the extent consistent with Section 162(m) of the Code, the 162(m) Committee shall appropriately adjust the applicable performance criteria to eliminate the effects of extraordinary or unusual items all as determined in accordance with applicable accounting provisions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code may be adjusted downwards but not upwards. Section 162(m) of the Code requires that the 162(m) Committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Description of the Plan

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan and Plan Amendment. You are urged to read the actual text of the Plan and the Plan Amendment. The Plan is filed as Exhibit 10.23 to TMS International Corp.’s Quarterly Report on Form 10-Q, filed with the SEC on May 11, 2011. The Plan Amendment is set forth as Appendix A to this Proxy Statement.

Purpose and Background

The purpose of the Plan is to attract, retain and motivate our employees, directors, consultants, and advisors and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan that offer participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its financial success.

The Plan authorizes grants (“Awards”) of incentive options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), non-statutory (or non-qualified) options (the incentive and non-statutory options issued under the Plan are referred to collectively as “Options”), restricted stock, stock appreciation rights (“SARs”), dividend equivalents, other stock based awards, performance awards, or cash awards.

Administration

The Plan is administered by a committee of our board consisting of two or more board members (the “Committee”). The Committee has discretion to determine which “key employees” and “key non-employees” (non-employee directors, consultants, advisors or independent contractors) receive Awards under the Plan (the “Participants”), and to establish the terms, conditions and limitations of each Award (subject to the terms of the Plan and the applicable provisions of the Code).

Eligible Participants

Awards under the Plan may be granted only to our or our subsidiaries’ key employees and key non-employees. The Committee shall determine whether a particular employee or non-employee qualifies as a key employee or key non-employee. Awards also may be granted to a prospective employee, conditioned upon such person becoming an employee. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the persons to whom Awards shall be granted, and the number of shares, if any, to be covered by each Award.

Terms and Conditions of Awards under the Plan

General

Awards under the Plan may consist of any combination of one or more incentive or non-statutory options, restricted stock, SARs, dividend equivalents, other stock based awards, performance awards or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards other than options shall be paid in cash, shares of Class A Common Stock, or a combination of cash and Class A Common Stock. Awards are evidenced by a written agreement (“Award Agreement”), setting forth the terms and conditions of that Award, which need not be identical for each Award.

The Committee may cancel any unexpired, unpaid, unexercised or deferred Awards at any time if the recipient (a) provides services for an organization that is competitive with our business, (b) discloses our confidential information, or (c) fails to disclose and convey to us any invention or idea developed during employment or engagement with us and which relates to our business.

Unless otherwise provided in the Award Agreement, all unexpired, unpaid, unexercised or deferred Awards, other than Options, shall be canceled immediately if the recipient ceases employment or engagement with us or our subsidiaries, except for (a) retirement under one of our (or our subsidiaries’) retirement plan, (b) the determination by our chief executive officer or other designated senior officer that continuing Awards is in the best interest of the Company notwithstanding the termination of such employment or engagement, or (c) termination of employment or engagement upon death or disability. Upon retirement under our (or our subsidiaries’) retirement plan, or (if determined in the best interests of the Company) upon resignation or termination, the Committee may permit Awards to continue, and may accelerate exercisability and vesting of Awards. Upon a recipient’s death or disability, the recipient’s estate or beneficiaries (or the recipient in the case of disability) may exercise or receive benefits under the Award until the original expiration date provided for in the Award (or within twelve months of such death or disability in the case of Options), and the Committee in its discretion may accelerate the vesting or terminate the restrictions to which the Award is subject.

Upon any change in the nature or number of outstanding shares of Class A Common Stock due to stock split, reverse stock split, recapitalization, reclassification, stock dividend, merger, reorganization, consolidation or similar event, adjustments as we determine to be appropriate shall be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

Stock Options

The Plan permits us to grant both incentive and non-statutory Options. Options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of our voting power (a “Significant Stockholder”), then the exercise price per share shall be not less than one hundred ten percent of the fair market value on the date of grant. Fair market value equals the closing sale price of the Class A Common Stock on the date of grant. The Committee may, in its discretion, set the term of non-statutory options. The maximum term of any incentive options granted under the Plan is ten years. (Incentive options granted to Significant Stockholders have a maximum term of five years.) No Options may be granted more than ten years after the date the Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable. The aggregate fair market value of all of the shares covered by all of the incentive options that may be exercisable for the first time by any one person in any calendar year (under the Plan or any other plan sponsored by us or any of our subsidiaries) may not exceed $100,000.

At the time an Option is awarded, the Committee shall specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The Committee shall set the permissible manner of payment for the purchase price upon exercise of the Option (such as in cash, by check, through the transfer of previously owned, fully paid shares or through a “cash-less” exercise) in the particular Award Agreement or by general rules.

If a recipient ceases to be our employee or key non-employee for any reason other than death, disability or termination for “cause,” as defined in the Plan, the recipient may exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation, or, if earlier, within the originally prescribed term of the Option provided, however, that if the recipient dies or becomes disabled within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the recipient or its estate or personal representative may exercise the Option within twelve (12) months after the date of death or, in the case of disability, within twelve (12) months after the date on which the recipient ceases to be an employee or key non-employee, but in no event beyond the originally prescribed term of the Option. If the recipient ceases to be an employee or key non-employee for “cause,” the recipient shall immediately lose all rights to exercise any Options. If the recipient dies at any time prior to the termination of employment or engagement, the recipient’s estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If the recipient becomes permanently disabled at any time prior to the termination of employment or engagement, the recipient may exercise the Option, to the extent it was exercisable at the time the Committee determines the recipient was disabled. In the case of death or disability, the Option must be exercised within twelve (12) months after the date of death or determination of disability by the Committee and prior to the original expiration date of the Option.

Restricted Stock

The Committee may award shares of Class A Common Stock (or grant an Award denominated in units of Class A Common Stock) on a restricted basis. The Committee shall determine, at the time the Award is made, the terms of the Award, including the consideration, if any, to be paid by the recipient to acquire the Class A Common Stock, and the restrictions placed upon such shares and the time or times or events upon which such restrictions will lapse. The Award Agreement will describe those terms. After the restricted stock is awarded, the recipient shall be a stockholder with respect to such stock, and shall have rights to vote and receive dividends with respect to such stock. Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of any applicable restrictions, provided, however, that, absent approval by the Committee, shares of restricted stock may not be transferred, assigned or pledged before six months have elapsed from the date of the grant. The Committee may in its discretion accelerate the date on which the restrictions lapse.

Stock Appreciation Rights

The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. SARs will permit the recipient to receive, upon exercise, cash or shares of Class A Common Stock equal in value to the excess of the fair market value of a share of Class A Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Class A Common Stock then being exercised under the SAR. The base price shall be equal to at least the fair market value of a share of Class A Common Stock on the date of grant, unless a lower base price is approved by our board. SARs shall become exercisable upon the date or dates, or the occurrence of an event or events, set by the Committee at the time of grant, provided, however, that, absent approval by the Committee, SARs may not be exercised before six months have elapsed from the date of the grant. SARs may be exercised only by the recipient or, if applicable, by the recipient’s personal representative.

Dividend Equivalents

The Committee may grant Awards in the form of dividend equivalents. A dividend equivalent will entitle the recipient to receive cash, Class A Common Stock, or other awards or other property equal in value to dividends paid with respect to a specified number of shares of Class A Common Stock. Dividend equivalents may be awarded alone or in tandem with another Award. Dividend equivalents are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Other Stock Based Awards

The Committee may grant Awards of Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the fair market value thereof. The Committee shall determine the form and other conditions upon which such other stock-based Awards shall be granted. Other stock-based Awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Performance Awards

The Committee may grant Awards that are subject to certain performance conditions specified by the 162(m) Committee. The 162(m) Committee may use the business criteria as described above under “Performance Based Compensation Under 162(m)” and other methods of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited by the Code including, without limitation, Section 162(m) of the Code. Performance awards may be paid in cash, shares or other property, in the discretion of the Committee. Performance awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Cash Awards

The Committee may award cash payments under the Plan, subject to restrictions and conditions and other terms as determined by the Committee (and the 162(m) Committee to the extent the awards are intended to be performance-based under Section 162(m) of the Code at the time of the Award). Cash awards are payable on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year. Cash Awards are subject to forfeiture or cancellation upon the terms set forth under “General” above.

Adjustments, Amendments and Termination of the Plan

In the event we pay a stock dividend or make a distribution of shares, or split up, combine, reclassify or substitute other securities for outstanding shares of our Class A Common Stock, the Committee shall make adjustments as it determines appropriate to the number of shares subject to outstanding Awards and the exercise prices thereof, subject to the limitations imposed by the Code.

Our board may amend the Plan in any respect, except that any amendment will be subject to the approval of our stockholders if approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system or if the board, in its discretion, determines to submit the amendment to our stockholders for approval.

Our board may terminate the Plan at any time. However, no termination or amendment will affect a recipient’s rights under Awards previously granted without the recipient’s consent. Unless previously terminated, the Plan will terminate on March 10, 2021, and no Awards shall be made after that date.

Awards Granted

The number of option or other equity Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The table below sets forth the number of Options granted through April 15, 2013 under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

TMS International Corp. Long-Term Incentive Plan

Name and Position	Number of Options Granted
Raymond S. Kalouche President and Chief Executive Officer (PEO)	225,000
Daniel E. Rosati Executive Vice President and Chief Financial Officer (PFO)	75,000
Joseph Curtin Executive Chairman	100,000
J. David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	210,000
Thomas E. Lippard Former Executive Vice President, General Counsel and Secretary (retired)	50,000
Current Executive Officers as a Group (total of 6)	627,500
Non-Executive Directors as a Group (total of 6)	0
Non-Executive Officer Employees as a Group (total of 222)	736,690

Cash Awards under the Plan for fiscal years beyond 2013 cannot be reasonably estimated due to the variable of future participants and Company performance. The following table sets forth the threshold, target and maximum cash Awards that may be paid under the Plan for fiscal 2013 to the specified person or groups set forth below as of April 15, 2013. There can be no assurance as to the actual amounts that will be paid under the Plan in fiscal 2013 or any future fiscal years.

Name	Threshold Award for Fiscal 2013	Target Award for Fiscal 2013
Raymond S. Kalouche President and Chief Executive Officer (PEO)	$400,000	$800,000
Daniel E. Rosati Executive Vice President and Chief Financial Officer (PFO)	$175,000	$350,000
Joseph Curtin Executive Chairman	$400,000	$800,000
J. David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	$350,000	$700,000
Current Executive Officers as a Group (total of 5)	$1,366,250	$2,732,500
Non-Executive Directors as a Group (total of 6)	$0	$0
Non-Executive Officer Employees as a Group (total of 289)	$2,159,866	$4,319,731

Federal Income Tax Consequences

Non-Statutory Options and SARs

Under present federal income tax law, a recipient who receives a non-statutory Option or SAR will not realize taxable income at the time of the grant of the Option or award of the SAR. In the case of a non-statutory Option, the recipient must recognize ordinary income at the time of exercise of the Option in an amount equal to the excess of (i) the fair market value of the common stock at the time of exercise over (ii) the Option exercise price. In the case of SARs, the recipient must recognize ordinary income equal to the amount of payment received from us (less any exercise price, if applicable). In both cases, we will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS Form filing). Upon a disposition of shares acquired upon exercise of a non-statutory Option, or shares, if any, received through the exercise of SARs, any amount received in excess of the market value of the shares at the time of exercise of the Option or SAR generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. We will not be entitled to any tax deduction upon such subsequent disposition.

Qualified Options

If a recipient receives an incentive option under the Plan, the recipient will not realize taxable income at the time of grant of the Option or at the time of exercising such Option. However, the fair market value of the common stock received less the Option exercise price is an item of tax preference for purposes of computing the alternative minimum tax. Upon the sale or other disposition of the Option shares after the later of (i) two years after the grant date or (ii) one year after the exercise date of the Option (the “Required Holding Period”), any gain or loss will be treated as long-term capital gain or loss. The tax basis of the Option shares in such case generally will equal the amount paid for the shares (plus the amount, if any, includable in the recipient’s gross income upon exercise of the incentive option as a result of the alternative minimum tax). We will not be entitled to a tax deduction with respect to the incentive option or any shares issued pursuant to the recipient’s exercise of the incentive option under these circumstances. Upon a disposition of the shares before the expiration of the Required Holding Period, including the delivery of any such shares as payment of the purchase price, the recipient generally will realize ordinary income in the year of the disposition in an amount equal to the difference between the Option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise or (ii) the amount realized on such disposition. In such circumstances, we may deduct, in the year the recipient recognizes income, an amount equal to the ordinary income taxed to the recipient. Where the amount realized on the disposition of the common stock is greater than the common stock’s fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment.

Restricted Stock

For Awards of restricted stock, the fair market value of the stock is not taxable to the recipient as ordinary income until the year the recipient’s interest is freely transferable or is no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits the recipient to elect to have the fair market value of the common stock (less any amount the recipient paid for the common stock) taxed as ordinary income in the year the Award is made. We will be entitled to a deduction equal to the amount of ordinary income the recipient recognizes. Dividends on restricted stock are treated as ordinary income at the time paid.

Performance, Other Stock Based or Cash Award

If a recipient receives a performance, other stock based or cash award, the recipient will recognize ordinary income equal to the amount of the cash or the fair market value of the shares, which income will be includable in the recipient’s taxable income in the year in which such Award is paid. We will be entitled to a deduction equal to the amount of the Award in the same year.

Share Exchange Exercise

If a recipient exercises a non-statutory Option by delivering previously acquired shares as part or all of the payment of the exercise price, the recipient will not recognize any gain or loss with respect to the shares the recipient delivers to us. The recipient’s tax basis in the number of new shares equal to the number of shares surrendered will be the same as the recipient’s basis in the surrendered shares, and the recipient’s holding period in such shares for purposes of determining long-term or short-term capital gain will include the holding period for the shares surrendered. Any new shares the recipient receives in excess of the number of shares surrendered will result in the recognition of ordinary income in an amount equal to the fair market value of such excess shares on the date such shares are transferred, less any cash paid as part of the exercise price. The recipient’s basis in such excess shares will be equal to the sum of the ordinary income recognized and any cash paid as part of the exercise price, apportioned pro rata among the excess shares, and the holding period for such shares generally will begin on the date such shares are transferred.

If the recipient exercises an incentive option by delivering previously acquired shares as part or all of the payment of the exercise price, no gain or loss will be recognized with respect to the shares the recipient delivers to us. The recipient’s tax basis in the number of new shares equal to the number of shares surrendered will be the same as the recipient’s basis in the surrendered shares (increased, if applicable, by any amount included in your gross income pursuant to the alternative minimum tax). The recipient’s holding period for the number of shares equal to the number of shares surrendered will include the holding period for the shares surrendered. Any new shares the recipient receives in excess of the number of shares surrendered will have a zero basis and a holding period beginning on the date such shares are transferred to the recipient. Any disposition of shares received upon exercise of an incentive option involving the delivery of shares as part or all of the payment therefore, prior to satisfying the Required Holding Period requirements described above, will be considered to be a disqualifying disposition of the shares so received with the lowest basis.

Section 409A

Section 409A of the Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, however we make no representations or warranties to that effect.

General

We have the right to deduct any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any Option or with respect to the income recognition resulting from the grant, exercise or payment of an Award.

The Plan is not qualified under Section 401(a) of the Code, and we do not consider it subject to any provisions of the Employee Retirement Income Security Act of 1974.

The Board of Directors recommends that you vote “FOR” Proposal No. FOUR, to approve the amendment to the TMS International Long-Term Incentive Plan and to approve the material terms of the performance goals under the Plan for purposes of the “performance-based compensation” exemption in Section 162(m) of the Internal Revenue Code.

OTHER MATTERS

Other than the four proposals included in this Proxy Statement, we know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

Our issued and outstanding capital stock is currently comprised of our Class A Common Stock and our Class B Common Stock. As of April 15, 2013, we had 39,277,441 total shares of common stock outstanding, consisting of 14,578,332 shares of Class A Common Stock and 24,669,109 shares of Class B Common Stock. Percentages of beneficial ownership set forth in the following table are based on these respective figures.

Our Class A Common Stock and our Class B Common Stock vote as a single class on all matters, except as otherwise provided in our amended and restated certificate of incorporation or as required by law. Each share of Class A Common Stock is entitled to one vote on each matter. Prior to the Transition Date (defined below), each share of Class B Common Stock is entitled to 10 votes on each matter. If the Transition Date occurs, the number of votes per share of Class B Common Stock will be reduced automatically to one vote per share. The “Transition Date” will occur when the total number of outstanding shares of Class B Common Stock is less than 10% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and person or persons holding a majority of the outstanding shares of Class B Common Stock are entitled to cause all shares of Class B Common Stock to be converted into Class A Common Stock. Additionally, each share of Class B Common Stock automatically converts into a share of Class A Common Stock upon a transfer of such Class B Common Stock to any person other than the holders of our Class B Common Stock on April 19, 2011, the date of the consummation of the initial public offering of our Class A Common Stock, or their respective affiliates.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 15, 2013, by (i) each person known by us to own beneficially more than 5% of the outstanding shares of either our Class A Common Stock or our Class B Common Stock, (ii) each director and director nominee, (iii) each named executive officer as identified in the following paragraph, and (iv) all of our directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. are all affiliates of Onex Corporation. Messrs. Curtin, Kalouche, Aronson, and Rosati are our current named executive officers. Mr. Lippard retired as of December 31, 2012, but was our Executive Vice President and General Counsel and is one of our named executive officers for the 2012 fiscal year. Messrs. Connelly, Curtin, Duncanson, Kalouche, Osborne, Parker, Srivastava and Tolbert are the current members of our board of directors and are nominees to be re-elected to our board of directors at our annual meeting. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o TMS International Corp., 12 Monongahela Avenue, P.O. Box 2000, Glassport, PA 15045.

BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned(1)	Number of Shares of Class A Common Stock(1)	Percentage of Class A Common Stock(1)	Number of Shares of Class B Common Stock(1)	Percentage of Class B Common Stock(1)	Percentage of Total Shares of Common Stock(1)	Percentage of Voting Power(1)(2)
Onex Corporation; Onex Partners II LP; 1597257 Ontario Inc.; Onex Partner II GP LP; Onex US Principals LP; Tube City EI II Ltd.(3)	23,446,929	—	—	23,446,929	94.9%	59.7%	89.6%
Joseph Curtin(4)	324,585	71,725	*	252,860	1.0%	*	1.0%
Raymond S. Kalouche(5)	206,465	49,310	*	157,155	*	*	*
J. David Aronson(6)	292,806	63,873	*	228,933	*	*	*
Daniel E. Rosati(7)	91,901	6,250	*	85,651	*	*	*
Thomas E. Lippard(8)	130,305	24,122	*	106,183	*	*	*
John J. Connelly	5,367	5,367	*	—	*	*	*
Timothy A.R. Duncanson(9)	19,462	—	*	19,462	*	*	*
Colin Osborne	11,747	5,367	*	6,380	*	*	*
Herbert K. Parker	5,367	5,367	*	—	*	*	*
Manish K. Srivastava(10)	1,993	—	*	1,993	*	*	*
Patrick W. Tolbert	5,357	5,367	*	—	*	*	*
All directors and executive officers as a group (11 persons in total)(11)	1,095,365	236,748	1.6%	858,617	3.5%	2.8%	3.4%
Robeco Investment Management, Inc.(12)	1,199,155	1,199,155	8.2%	—	—	3.1%	*
Oaktree Capital Management, L.P., and certain of its affiliates(13)	1,095,000	1,095,000	7.5%	—	—	2.8%	*
Ameriprise Financial, Inc. and certain of its affiliates(14)	1,060,046	1,060,046	7.3%	—	—	2.7%	*
Eagle Boston Investment Management, Inc.(15)	997,166	997,166	6.8%	—	—	2.5%	*
Brandywine Global Investment Management, LLC(16)	763,517	763,517	5.2%	—	—	1.9%	*

*	Represents beneficial ownership of less than 1% of our Class A Common Stock, our Class B Common Stock, or our total outstanding common stock, as applicable.

(1)	The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including any shares of our common stock subject to an option that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)	On each matter submitted to the stockholders for their vote, our Class A Common Stock is entitled to one vote per share, and our Class B Common Stock is entitled to ten votes per share. The percentage of voting power listed here reflects those voting rights. If the Transition Date (as defined above) occurs, the number of votes per share of Class B Common Stock will be reduced automatically to one vote per share.

(3)

Onex Corporation may be deemed to beneficially own 22,903,899 shares of our Class B Common Stock and has shared voting and dispositive power over such shares. Such shares include the following: (a) 5,710,898 shares of Class B Common Stock held directly by Onex Corporation, (b) 13,471,020 shares of Class B Common Stock held by Onex Partners II LP, (c) 112,544 shares of Class B Common Stock held by Onex Partners II GP LP, (d) 263,862 shares of Class B Common Stock held by Onex US Principals LP, and (e) 3,345,575 shares of Class B Common Stock held by Tube City EI II Ltd. Onex Corporation may be deemed to beneficially own the shares of Class B Common Stock held by (a) Onex Partners II LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, the general partner of Onex Partners II LP, (b) Onex Partners II GP LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners II GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, and (d) Tube City EI II Ltd., through Onex Corporation’s ownership of all of the common stock of Tube City EI II Ltd. Onex Corporation disclaims such beneficial ownership.

In addition, 1597257 Ontario Inc. directly holds 543,030 shares of our Class B Common Stock and has shared voting and dispositive power over such shares. These shares are not deemed beneficially owned by Onex Corporation.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and has indirect voting and investment control of Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Therefore, Mr. Schwartz may be deemed to own beneficially all of the shares of Class B Common Stock owned beneficially by Onex Corporation, Onex Partners II LP, Onex Partners II GP LP, 1597257 Ontario Inc., Onex US Principals LP and Tube City EI II Ltd. Mr. Schwartz disclaims such beneficial ownership.

The address for the principal business office of each of Onex Corporation, 1597257 Ontario Inc., Tube City EI II Ltd., and Gerald W. Schwartz is: 161 Bay Street P.O. Box 700 , Toronto, Ontario, Canada M5J 2S1. The address for the principal business office of each of Onex Partners II LP and Onex Partners II GP LP is: c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019. The address for the principal business office of Onex US Principals LP is: 421 Leader Street, Marion, Ohio 43302.

(4)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Curtin, and his respective ownership percentages, include 7,500 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Curtin that are currently vested and that have an $11.18 exercise price. Mr. Curtin also holds options with a $13.00 exercise price that may be exercised for 7,500 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Curtin’s 115% Options are not reflected in the beneficial ownership table.

(5)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Kalouche, and his respective ownership percentages, include 7,500 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Kalouche that are currently vested and that have an $11.18 exercise price. Mr. Kalouche also holds options with a $13.00 exercise price that may be exercised for 7,500 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Kalouche’s 115% Options are not reflected in the beneficial ownership table.

(6)

The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Aronson, and his respective ownership percentages, include 5,250 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have a $13.00 exercise price, and 5,000 options issuable upon the exercise of stock options held by Mr. Aronson that are currently vested and that have an $11.18 exercise price. Mr. Aronson also holds options with a

$13.00 exercise price that may be exercised for 5,250 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Aronson’s 115% Options are not reflected in the beneficial ownership table.

(7)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Rosati, and his respective ownership percentages, include 3,750 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Rosati that are currently vested and that have an $11.18 exercise price. Mr. Rosati also holds options with a $13.00 exercise price that may be exercised for 3,750 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Rosati’s 115% Options are not reflected in the beneficial ownership table.

(8)	The number of shares of Class A Common Stock and total shares of common stock beneficially owned by Mr. Lippard, and his respective ownership percentages, include 3,750 shares of Class A Common Stock issuable upon the exercise of stock options held by Mr. Lippard that are currently vested and that have a $13.00 exercise price, and 2,500 options issuable upon the exercise of stock options held by Mr. Lippard that are currently vested and that have an $11.18 exercise price. Mr. Lippard also holds options with a $13.00 exercise price that may be exercised for 3,750 shares of our Class A Common Stock at any time that the closing price of our Class A Common Stock on the New York Stock Exchange is at least $14.95 (115% of the exercise price) on the trading day prior to exercise (the “115% Options”). Because the closing price of our Class A Common Stock on the New York Stock Exchange was not at least $14.95 as of April 15, 2013, shares underlying Mr. Lippard’s 115% Options are not reflected in the beneficial ownership table.

(9)	The shares reported for Mr. Duncanson include a portion of the shares of Class B Common Stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Duncanson by reason of his pecuniary interest in such shares. Mr. Duncanson disclaims beneficial ownership of the shares of Class B Common Stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Duncanson to purchase shares of the company held by it. The address for Mr. Duncanson is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(10)	The shares reported for Mr. Srivastava include a portion of the shares of Class B Common Stock held by 1597257 Ontario Inc. that may be deemed to be owned beneficially by Mr. Srivastava by reason of his pecuniary interest in such shares. Mr. Srivastava disclaims beneficial ownership of the shares of Class B Common Stock owned by 1597257 Ontario Inc. Excludes options granted by Tube City EI II Ltd. in favor of Mr. Srivastava to purchase shares of the company held by it. The address for Mr. Srivastava is c/o Onex Corporation, 161 Bay Street, Toronto, Ontario, M5J 2S1, Canada.

(11)	The number of shares of Class A Common Stock and total shares of common stock listed as beneficially owned by the officers and directors as a group includes 27,750 shares of Class A Common Stock issuable upon the exercise of stock options held by our executive officers that are currently vested and that have a $13.00 exercise price (as listed above).

(12)	Based solely on a Schedule 13G/A filed by Robeco Investment Management, Inc. (“Robeco”) with the SEC on February 7, 2013, Robeco is the beneficial owner of 1,199,155 shares of Class A Common Stock and has sole dispositive power over such shares and sole voting power over 724,590 of such shares. The address for Robeco is One Beacon Street, Boston, MA 02108.

(13)

Based solely on a Schedule 13G/A filed by Oaktree Capital Management, L.P. (“Oaktree Capital”) with the SEC on February 14, 2013 (the “Oaktree 13G”), Oaktree Capital is the beneficial owner of 1,095,000 shares of our Class A Common Stock and has sole voting and dispositive power over such shares. Of the 1,095,000 shares of our Class A Common Stock beneficially owned by Oaktree Capital, 952,175 of those shares are directly held by Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), and the remaining 142,825 of such shares are directly held by Oaktree Value Equities Fund, L.P., a Delaware limited partnership (“VEF”). Oaktree Capital may be deemed to beneficially own the 1,095,000 shares based on the following relationships, each disclosed in the Oaktree 13G: Oaktree Capital is the sole director of Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company, which is the general partner of Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), and VOF GF is the general partner of VOF Holdings. Additionally, Oaktree Capital is the general partner of Oaktree Value Equities Fund GP, L.P, a Delaware limited partnership, which is the general partner of VEF. Certain additional affiliates of Oaktree Capital may also be deemed to be beneficial owners of some or all of the shares held by Oaktree Capital, as set forth in the Oaktree 13G. The address of Oaktree Capital and the other Oaktree entities referenced herein is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(14)	Based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. (“AFI”) with the SEC on February 13, 2013, AFI is the beneficial owner of 1,060,046 shares of our Class A Common Stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares. In addition, (a) Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 1,060,046 shares of our Class A Common Stock and has shared dispositive power over such shares and shared voting power over 107,090 of such shares, and (b) Columbia Small Cap Value Fund II (“CSCV”) may be deemed to beneficially own 859,456 shares of our Class A Common Stock and has sole voting and shared dispositive power over such shares. CMIA and AFI do not directly own any shares of our Common Stock. As the investment adviser to CSCV, CMIA may be deemed to beneficially own the shares reported herein by CSCV. Accordingly, the shares reported herein by CMIA include those shares separately reported herein by CSCV. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by CMIA. Accordingly, the shares reported herein by AFI include those shares separately reported herein by CMIA. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for each of CMIA and CSCV is 225 Franklin Street, Boston, MA 02110.

(15)	Based solely on a Schedule 13G/A filed by Eagle Boston Investment Management, Inc. (“Eagle”) with the SEC on January 17, 2013, Eagle is the beneficial owner of 997,166 shares of Class A Common Stock and has sole voting and dispositive power over such shares. The address for Eagle is 7 Liberty Square, Boston, MA 02109.

(16)

Based solely on a Schedule 13G filed by Brandywine Global Investment Management, LLC (“Brandywine”) with the SEC on February 14, 2013, Brandywine is the beneficial owner of 763,517 shares of our Class A Common Stock and has sole dispositive power over such shares and sole voting power over 665,369 of such shares. The address for Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

Equity Compensation Table

The following table sets forth information concerning the Company’s equity compensation plan as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders(1)	876,140	$12.19	660,562
Equity compensation plans not approved by security holders	0	$—	0

Total(2)	876,140	$12.19	660,562

(1)	The Company’s Long-Term Incentive Plan.
(2)	In addition to the options listed above, the Company granted options to purchase 508,300 shares of our Class A Common Stock in February 2013 to our NEOs and certain other employees of the Company under the Long Term Incentive Plan. The options granted in February 2013 have an exercise price of $13.35 per share.

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. It is available on the Company’s website at http://tmsinternationalcorp.investorroom.com under the “Corporate Governance”/ “Charters and Policies” headings. The charter, which was last amended effective February 8, 2012, includes a calendar that outlines the audit committee’s duties and responsibilities quarter-by-quarter. The audit committee reviews the charter and calendar annually.

The primary purpose of the audit committee is to (i) assist the board with its oversight responsibilities regarding: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of the Company’s internal audit function and independent auditor; (ii) prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement, and (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, who shall report directly to the committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company’s independent auditor, Ernst & Young LLP (“E&Y”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

During fiscal year 2012, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the committee, among other actions:

•

reviewed and discussed with management and the independent auditor the Company’s consolidated financial statements, related periodic reports filed with the SEC, and quarterly earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information;

•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor;
•	reviewed and discussed with the independent auditor and internal auditor the adequacy of the Company’s risk management processes and system of internal control;
•

met in periodic executive sessions with the independent auditor to review any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters; and

•

meet in periodic executive sessions with the internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention.

The audit committee has reviewed and discussed with management and the independent auditor the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2012, and the independent auditor’s report on those financial statements. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. E&Y presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The audit committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated E&Y’s qualifications, performance and independence, including that of the lead audit partner. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee or its delegate. The Company’s pre-approval policy is more fully described on pages 11-12 of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” The audit committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of E&Y. In addition, E&Y has provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the firm’s independence with E&Y.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The audit committee also has selected E&Y as the independent registered public accounting firm for fiscal year 2013. The board recommends that stockholders ratify this selection at the Annual Meeting.

Audit Committee

Colin Osborne (Chairman)

John J. Connelly

Herbert K. Parker

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of April 29, 2013. Each officer holds office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified, unless their earlier resignation or removal. There are no family relationships between any director, executive officer, or director nominee.

Name	Age	Positions and Offices
Joseph Curtin	67	Executive Chairman
Raymond S. Kalouche	50	President and Chief Executive Officer
J. David Aronson	46	President and Chief Operating Officer of the Raw Material and Optimization Group
Daniel E. Rosati	50	Executive Vice President and Chief Financial Officer
Leon Z. Heller	63	Executive Vice President, General Counsel and Secretary

Biographical Information for Executive Officers

Biographical information for each of our executive officers is listed below:

J. David Aronson was elected President of our Raw Material and Optimization Group in August 2008 and was named Chief Operating Officer of that group in August 2009. He is responsible for the growth and diversification of the group. From December 2004 to August 2008, Mr. Aronson served as Executive Vice President —Outsourced Purchasing, of our Raw Material and Optimization Group, where he was responsible for its domestic and international trading operations. He has worked in the scrap industry since 1989 and joined Tube City in 1991 as an account executive. In 1993, Mr. Aronson was promoted within Tube City to Midwest Region District Manager, a position he held until he was named senior vice president in 1996 and subsequently promoted to his current position in 2004. Mr. Aronson received a bachelor of arts degree from the University of Wisconsin in 1989.

Joseph Curtin See “Biographical Information for Nominees” above.

Leon Z. Heller was elected as our Executive Vice President, General Counsel and Secretary effective January 1, 2013. From 2004 until December 2012, Mr. Heller served as Senior Vice President, General Counsel and Assistant Secretary of the company’s Mill Services Group. Prior to joining the company in 1991, Mr. Heller was Vice President and Deputy General Counsel of a Philadelphia commercial bank, and a partner in a Chicago law firm. A native of Philadelphia, Mr. Heller earned his bachelor's degree from the University of Pennsylvania and is a graduate of the University of Wisconsin Law School.

Raymond S. Kalouche See “Biographical Information for Nominees” above.

Daniel E. Rosati was elected as our Executive Vice President in 2009 and he continues to serve as our Chief Financial Officer, a position he has held since 2004. Mr. Rosati was appointed Vice President in 2004 and Senior Vice President in 2007. He joined Tube City in January 2003 as Vice President and Chief Financial Officer. Mr. Rosati is responsible for all financial aspects of our business, including treasury, financial reporting and analysis, back office administration and information technology. Prior to joining Tube City, Mr. Rosati was the Director of Finance for Black Box Corporation, a publicly traded distributor of network infrastructure products and provider of network installation services. Prior to that, from 1984 to 1993, Mr. Rosati was Senior Tax Manager with the accounting firm of Arthur Andersen, in its Pittsburgh office. Mr. Rosati graduated from Duquesne University in 1984 with a bachelor of science in business administration. He qualified as a certified public accountant in 1987.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On January 25, 2007, we entered into a management agreement with Onex, our principal equityholder. In each of 2008, 2009, 2010, 2011, and 2012 in exchange for providing us with corporate finance and strategic planning consulting services, we paid Onex Partners Manager LP an annual management fee of $1.0 million. We also reimburse Onex Partners Manager LP for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The management agreement has an initial term of 10 years, subject to automatic one-year renewals, unless terminated by either party by notice given at least 90 days prior to the scheduled expiration date.

Investor Stockholders Agreement and Certain Letter Agreements

On January 25, 2007, all of our stockholders, including Onex and its affiliates, entered into an Investor Stockholders Agreement which placed limits on the amount of shares that can be sold by a stockholder in a twelve month period starting on the date that our initial public offering was consummated (April 19, 2011) and resetting on each anniversary thereof. Our stockholders who are named executive officers or are otherwise subject to Section 16(b) of the Exchange Act continue to be parties to the Investor Stockholders Agreement. The remainder of the persons that were our stockholders prior to our initial public offering are no longer parties to the Investor Stockholder Agreement, but are parties to certain Non-Executive Letter Agreements with the Company that contain the same limitations on transfers. Specifically, under each of the Investor Stockholder Agreement and the Non-Executive Letter Agreements, each non-Onex person who was a stockholder of the Company prior to the IPO is limited to selling 12.5% of the shares held by such person on the date of the IPO with respect to each twelve month measuring period, with any unsold amounts carrying over into subsequent periods. If at any time Onex shall have sold a greater percentage of the shares it held on the date of the IPO, then each non-Onex stockholder shall have the right to sell up to the same percentage of its shares. In addition, pursuant to the terms of the Investor Stockholder Agreement, each executive officer of TMS International Corp. has agreed to vote his shares on matters presented to the stockholders as specifically provided in the Investor Stockholders Agreement, or, if not so provided, in the same manner as Onex.

Transition Agreement

In August 2009, Mr. Coslov, our then Chief Executive Officer and Chairman of the board of directors entered into a Transition Agreement with us and retired as CEO and from our day-to-day operations. Mr. Coslov remained on our board of directors as non-executive chairman until his resignation from the board in August 2011, and remained the beneficial owner of 5% of a class of our common stock through at least May 2012. Pursuant to the Transition Agreement and an amendment thereto entered into in August 2011, Mr. Coslov is entitled to receive monthly payments from the Company of $20,833 for two years from the date of his board resignation.

Mr. Coslov’s son, David Coslov, was employed by us as a vice president of the Mill Services Group until February 2012. David Coslov received $236,785 in aggregate compensation from us during 2012, including salary, bonus, vacation pay, and severance payments. The Company paid a total of $288,747 in salary and other compensation to David Coslov in 2011.

Consulting Agreement

On June 3, 2011, we entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”) with Cogent Business Consulting, LLC, an Ohio limited liability company (the “Consultant”), which amended and restated a prior agreement between the parties dated January 21, 2010. Henry Kalouche is a principal of the Consultant and is the brother of Raymond Kalouche, who is our President and Chief Executive Officer, and is also one of our current directors and nominees for re-election to the Board.

Pursuant to the Consulting Agreement, Consultant (through Henry Kalouche) provides certain services for us, including managing the Abu Dhabi branch of one of our subsidiaries and developing business in the Middle East (the “Consulting Services”). The term of the Consulting Agreement runs through January 31, 2014. The Consulting Agreement provides that through its term, we will pay Consultant the sum of $20,000 per month and an annual discretionary success fee of up to 30% of Consultant’s aggregate annual compensation, based on the performance of the branch and new business developed. The Consulting Agreement also requires that we pay for expenses incurred by the Consultant in providing Consulting Services. Henry Kalouche resides outside the U.S. at our request, and we therefore pay for certain of his housing, transportation, and travel costs.

We paid Consultant approximately $184,494 in United States Dollars and 480,000 in United Arab Emirates Dirhams (equal to approximately $130,684 United States Dollars at the prevailing exchange rate on April 18, 2013) in monthly payments and success fees for performing Consulting Services in 2012. Henry Kalouche has an interest in all such amounts.

Brent Curtin

In November 2012, Brent Curtin became an employee of the Company, serving in the position of Account Executive. Brent Curtin is the son of Joseph Curtin, who is currently our Executive Chairman and a nominee for re-election to the Board, and was our President and Chief Executive Officer throughout 2012. During his employment with the Company, Brent Curtin has been training to service customer accounts for customers of our Raw Materials and Optimization Group, and also performing services for our Mill Services Group. Brent Curtin received less than $15,000 in aggregate compensation from us during 2012, and currently remains our employee.

Indemnification Agreements

The Company has entered into an indemnification agreement, in the form filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2013, with each of the Company’s directors and executive officers.

Policy Regarding Related Party Transactions

In recognition that related party transactions present a heightened risk of conflicts of interest, our board of directors has adopted a Related Party Transaction Policy to which all related party transactions shall be subject. A copy of our Related Party Transaction Policy is available in the “Investors” section of the TMS International Corp. website at http://tmsinternationalcorp.investorroom.com/ under the “Corporate Governance” and “Charters and Policies” tabs. Pursuant to the policy, the audit committee of our board of directors, or such other committee or disinterested persons as our board of directors may designate, will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (1) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and (2) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director may participate in any approval of a related party transaction to which he or she is a related party.

The designated committee or person will then, in its sole discretion, either approve or disapprove the transaction. If advance approval of a transaction is not feasible, the transaction may be preliminarily entered into by management, subject to ratification of the transaction by the designated committee or person. If the designated committee or person does not ratify the transaction, management shall make all reasonable efforts to cancel or annul such transaction.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the board that the following Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

April 29, 2013

Compensation Committee

Timothy A.R. Duncanson (Chair)

John J. Connelly

Colin Osborne

Manish K. Srivastava

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation program. The “Committee” as used in this section refers to the compensation committee of our board. The share numbers referenced in this section reflect the 207.4307-for-one split of shares of our common stock, which occurred on April 13, 2011.

Background

On January 25, 2007, we acquired 100% of Tube City IMS Corporation’s capital stock from its previous owners (the “Onex Acquisition”). In connection with the Onex Acquisition, we entered into employment agreements with each of our named executive officers, or “NEOs.” Each of our NEOs also made a significant investment in our equity on January 25, 2007. Our NEOs’ names and current titles are listed below.

Name	Title
Joseph Curtin	Executive Chairman of the Board and Director. (Mr. Curtin served as Chairman of the Board, President, Chief Executive Officer and Director through December 31, 2012.)

Raymond S. Kalouche	Chief Executive Officer, President and Director (Mr. Kalouche served as Chief Operating Officer of the Company and as President and Chief Operating Officer of the Mill Services Group through December 31, 2012.)

J. David Aronson	President and Chief Operating Officer of the Raw Material and Optimization Group

Daniel E. Rosati	Executive Vice President and Chief Financial Officer

Thomas E. Lippard	Former Executive Vice President, General Counsel and Secretary (Mr. Lippard retired effective December 31, 2012.)

Compensation Philosophy and General Objectives

Our compensation program is designed to attract and retain employees who are able to meaningfully contribute to our success. The program has been structured both to reward employees for past performance and to provide an incentive for future achievement. We also strive to align the interests of our executive officers with our stockholders by providing our executive officers with equity interests in us. In designing the compensation program, we have been mindful of fairness to all stakeholders.

Executive Compensation Components

At the time of the Onex Acquisition, we entered into new employment agreements with our NEOs, terminated the then existing stock option plan and established the Restricted Stock Plan in which each of our NEOs participated. The current principal elements of compensation for each of our NEOs are:

•	base salary;
•	annual bonus;

•	stock options;
•	perquisites and other personal benefits; and
•	retirement benefits.

Prior to our IPO, restricted stock grants comprised an element of our NEOs’ compensation; subsequent to the IPO, stock options awarded under our Long-Term Incentive Plan have replaced that element of compensation.

Why We Choose to Pay Each Element

Our employment agreements with our NEOs, which were entered into at the time of the Onex Acquisition, were negotiated with representatives from our majority stockholder, Onex, a private equity fund which has substantial experience in establishing management compensation programs.

While we have not used formal benchmarking in determining base salaries in effect through 2012, based on our board’s substantial experience with setting compensation for executives in various industries we believed that our NEOs’ base salaries have been competitive during that time relative to similar positions at companies performing similar functions, and that these base salary levels provide us with the ability to attract and retain employees with a proven record of performance. The initial salary levels agreed to in the employment agreements were the same as those in effect at the time of the Onex Acquisition. These salaries are subject to periodic review and increase, and have been increased since the Onex Acquisition.

We use incentive compensation, including bonuses, to provide a substantial cash payment opportunity based upon our achievement of budgetary and other objectives. Each of our NEOs is entitled to incentive compensation under his employment agreement and each participates in our bonus plan.

In 2010, we made significant changes to our bonus plan designed to more closely align financial and personal goals with the interests of our stockholders. Following the adoption of our Long-Term Incentive Plan, the Bonus Plan became incorporated into that Plan. We believe the structure of the current bonus plan (“the Bonus Plan”), which contains both a personal goal and a Company-wide goal component, serves as a tool to incentivize employees by providing a direct connection between their individual performance and the amount of their bonus. The Bonus Plan also retains a discretionary component, and is subject to certain minimum thresholds. The bonus for individuals is a function of five elements: (1) the individual’s base salary; (2) a target bonus percentage; (3) a financial goal attainment factor; (4) a personal goal attainment factor; and (5) a discretionary factor.

The NEOs’ target bonuses are approved by the Committee and by its Section 162(m) Subcommittee.

Preliminary Bonuses are calculated as follows:

Individual’s base salary

X

Target Bonus percentage

X

Financial Goal Attainment Factor (expressed as a percentage)

The financial goal attainment factor is a Company-wide factor. Each year the Committee recommends and our board of directors approves a targeted financial metric which establishes a goal level of pre-bonus Adjusted EBITDA less targeted Maintenance Capital Expenditures. The financial goal attainment factor is calculated as a percentage of the targeted financial metric.

The percentage by which the actual financial metric differs from the targeted financial metric is doubled in determining the financial goal attainment factor. For example, if we achieve an actual metric that is 90% of the targeted metric (a 10% shortfall), the financial goal attainment factor is 80% (the 10% shortfall x 2 or 20% shortfall). Conversely, if we achieve an actual metric that is 110% of the targeted metric, the financial goal attainment factor is 120%. If the actual financial metric is less than 75% of the targeted metric, no bonus is paid.

Actual Bonuses are calculated by taking 75% of the Preliminary Bonus amount and adding up to an additional 25% of the Preliminary Bonus amount based upon the participant’s immediate supervisor’s assessment of the extent to which the participant accomplished his or her goals for the year and such other factors as the supervisor deems appropriate. Actual Bonuses of our employees are also subject to discretionary adjustments by executive management or, in the case of persons subject to Section 162(m), our 162(m) Sub-committee, provided, however, that with respect to persons subject to Section 162(m), such discretion is exercised in a manner permitted under Section 162(m) of the Code and the regulations thereunder.

The personal goals are established by the individual participant’s supervisor with the input of the participant and approved by other members of management. The personal goals are generally tied into achievements that will improve our overall value (e.g., activities which diversify our international presence, attainment of new customers and adding services for existing customers). The personal goals are reviewed at the end of the year relative to actual performance by executive management or, in the case of persons subject to Section 162(m), our 162(m) sub-committee.

By way of illustration, if the individual has a base salary of $100,000 with a target bonus percentage of 20% and we achieve an actual financial metric of 95% of our target, then the Preliminary Bonus would be calculated as follows: $100,000 x 20% x 90% (i.e. 100% less two times the 5% shortfall) = $18,000. The Actual Bonus would equal $13,500 (i.e., 75% of the Preliminary Bonus amount) plus up to $4,500 (i.e., 25% of the Preliminary Bonus amount), depending upon the supervisor’s assessment of the participant’s personal goal attainment. If the supervisor awarded the full 25%, the Actual Bonus would be $18,000, subject to discretionary adjustment by executive management.

In January 2010, we adopted a supplemental bonus plan for Messrs. Curtin and Aronson in order to insure that Mr. Aronson was compensated at a rate commensurate with other top performers at companies that buy and sell metals and other commodities and to recognize Mr. Curtin’s new leadership role as chief executive officer. The supplemental bonus entitled each of Messrs. Curtin and Aronson to earn an additional $150,000 based on business achievement, which they did in 2010. In each of 2011 and 2012, the participants in the supplemental bonus plan were Mr. Curtin and Mr. Kalouche, who each earned a $150,000 supplemental bonus in each such year. In 2013, the only participant in the supplemental bonus plan is Mr. Curtin, who will each be entitled to earn a supplemental bonus of $150,000, based on business achievement. We did not use formal benchmarking in determining the size of the supplemental bonuses; rather, we relied upon the judgment of the Committee, taking into account the Committee’s perception of the amounts necessary to retain and reward our executives given then existing competitive forces and other potential opportunities.

We believe that the interests of our senior management should be aligned with that of our stockholders, and to that end, in connection with the Onex Acquisition, each of our executive officers made a significant investment in our equity. To further align those interests, and to aid us in attracting, retaining and motivating key employees, we adopted a Restricted Stock Plan at the time of the Onex Acquisition. Our NEOs were awarded shares of common stock (which become shares of Class B Common Stock as a result of the share recapitalization or effectuated in connection with our IPO) under the Restricted Stock Plan based on an assessment of their relative level of responsibility and their contribution to our overall operating and financial performance. Further, our NEOs have been awarded stock options to purchase shares of our Class A Common Stock under our Long-Term Incentive Plan. We do not otherwise maintain formal equity ownership guidelines for our executives.

We believe that the various components of our compensation package, in the aggregate, provide a strong link between compensation and performance. We also believe that such elements align the interests of our employees with our stockholders by creating a strong compensatory incentive to successfully drive growth in our earnings, maintain our industry-leading safety record and achieve the goals we set for our individual executives and our business.

How We Choose Amounts for Each Element of Our Compensation Program

We do not allocate between cash and non-cash compensation or between long-term and current compensation based on a formula. Overall compensation is set sufficiently high to attract and retain talented management, to reward outstanding accomplishments in achieving corporate objectives and in performing general management responsibilities, and to provide an incentive to maximize our long-term growth and value.

We believe it is important to align the interests of our NEOs and stockholders and to reward our NEOs for our overall performance and increase in value. Each of our NEOs has a significant equity investment in us as a result of investments made by our NEOs at the time of the Onex Acquisition and from awards under the Restricted Stock Plan and Long-Term Incentive Plan.

Selecting peers for compensation benchmarking has typically been a challenge for us, due to in part to the high pass-through of raw materials that are reflected in our revenue figures and the absence of competitors offering both of our two different business lines. The compensation consultant we retained in 2012 suggested a peer group of 15 companies across the metals and mining, machinery, construction and engineering, commercial services and supplies, and chemical industries. While the Committee may consider these and/or other benchmarks and peer group comparables in the future in establishing compensation levels of our NEOs, we have not to date relied on any formal benchmarking or set compensation levels by reference to any particular peer group.

Role of the Compensation Consultant

The Committee in 2012 engaged Towers Watson, a nationally recognized compensation consulting firm, to assist in analyzing our executive compensation levels and evaluating the compensation implications of our management succession plan, which was implemented as of January 1, 2013. Specifically, at the request of the Committee, Towers Watson in 2012 provided market insight regarding (i) competitive pay for our outgoing CEO transitioning into an executive chairman role; (ii) competitive pay for a rising CEO who will not be serving as chairman; and (iii) competitiveness of the compensation paid to our NEOs, as a whole. At the request of the Compensation Committee, Towers Watson also reviewed and provided market context regarding the value of our NEO’s equity-linked holdings, giving consideration to prior grants.

The Committee took the findings of Towers Watson into consideration in setting NEO compensation levels for the year ending December 31, 2013. But Towers Watson did not make any specific recommendations on individual compensation amounts for our NEOs, and did not determine the amount or form of executive compensation. Decisions on NEO compensation levels and programs were recommended and/or made by the Committee in conjunction with the standards described herein, with approval as appropriate from the Board. The Committee and the full Board approve the use of all equity grants for NEOs as well as other employees.

Towers Watson does not, and did not in 2012, provide any other services to TMS International Corp. or our management The Committee has assessed the independence of our compensation consultant and concluded that the consultant is independent, and that its services have not raised any conflicts of interest.

Individual Elements of Our Compensation Program

Base Salary

We entered into new employment agreements at the time of the Onex Acquisition with each of the NEOs. The agreements provide for the same base salary the executive was receiving at the time of the Onex Acquisition, subject to increases from time to time. These salaries are subject to periodic review and increase, and have been increased since the Onex Acquisition. In 2012, our NEOs were paid base salaries as required by their then current employment agreements.

The current base salaries of our NEOs who are currently employed by us are:

Name	Base Salary($)
Joseph Curtin	$650,000
Daniel E. Rosati	360,500
Raymond S. Kalouche	800,000
J. David Aronson	800,000

Bonus

Each NEO’s employment agreement provides that the NEO is eligible to participate in a bonus plan to be established by us, as determined by our board in its sole discretion and based upon our achievement of budgetary and other objectives to be set by our board or the Committee.

Our Financial Goal Attainment Factor for 2012 under the Bonus Plan was 108.31%. For a description of the Bonus Plan, see “Why We Choose to Pay Each Element.” The 2012 bonuses paid to our NEOs under the Bonus Plan were:

Name	2012 Bonus Paid
Joseph Curtin	$866,464
Daniel E. Rosati	329,078
Raymond S. Kalouche	758,156
J. David Aronson	758,156
Thomas E. Lippard	379,078

In addition to the amounts shown above, pursuant to a supplemental bonus plan, each of Messrs. Curtin and Kalouche was paid $150,000 for his performance in 2012. For a description of the supplemental bonus plan, including amounts that may be earned thereunder for 2013, see “Why We Choose to Pay Each Element.”

For our NEOs who are currently employed by us, the target bonuses under our Bonus Plan for 2013 are as follows:

Name	2013 Target Bonus
Joseph Curtin	$800,000
Daniel E. Rosati	350,000
Raymond S. Kalouche	800,000
J. David Aronson	700,000

Stock Incentive Awards — Restricted Stock Plan

The Restricted Stock Plan was adopted in January 2007, both to reward employees for past performance and to provide an incentive for future achievement. It strove to achieve this objective by promoting an increased ownership motivation among our executive officers by providing additional equity interests in us. Each NEO’s employment agreement provided him with the right to receive a specified number of restricted shares (the “Restricted Shares”) under our Restricted Stock Plan in connection with the Onex Acquisition.

In connection with our IPO, we granted the remaining shares under the Restricted Stock Plan in recognition of our management’s considerable performance and to provide additional incentives for future achievements. Each of the shares was fully vested upon grant.

Upon the completion of our IPO, all nonvested Restricted Shares granted in January 2007 became vested. No further shares may be issued under the Restricted Stock Plan.

Long-Term Incentive Plan

In connection with the completion of our IPO in April 2011, we adopted the Long-Term Incentive Plan, which permits us to grant stock options (including both incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options), restricted stock, stock appreciation rights, dividend equivalents, performance awards, other stock-based awards and cash awards to employees and directors of, or consultants, advisors or independent contractors to, us or any of our affiliates. The Long-Term Incentive Plan is administered by the Committee. The foregoing notwithstanding, awards to our NEOs are administered by a subcommittee of the Committee, which subcommittee consists solely of non-employee directors as defined under Section 162(m) of the Internal Revenue Code.

In April 2012, each of Messrs. Aronson, Curtin and Kalouche was granted 50,000 options to purchase Class A Common Stock, and each of Messrs. Lippard and Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $11.18, which was the closing price of a share on the date of grant, and are subject to the following vesting schedule: 10% on the first anniversary of the grant date, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. Additionally, 50% of each NEO’s vested options shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a share was at least 115% of the exercise price.

Certain other employees of the Company also received option grants in April 2012. Including the options granted to our NEOs, options to purchase 386,500 shares of our Class A Common Stock were granted in April 2012. Each of these options was granted on the same terms as those granted in April 2012 to the NEOs.

In February 2013, each of Messrs. Aronson and Kalouche was granted 125,000 options to purchase Class A Common Stock and Mr. Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $13.35, which was the closing price of a share on the date of grant, and are subject to the following vesting schedule: 10% on the first anniversary of the grant date, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. Additionally, 50% of each NEO’s vested options shall only be exercisable if, as of the trading date immediately preceding the applicable exercise date, the closing price of a share was at least 115% of the exercise price.

Certain other employees of the Company also received option grants in February 2013. Including the options granted to our NEOs, options to purchase 508,300 shares of our Class A Common Stock were granted in February 2013. Each of these options was granted on the same terms as those granted in February 2013 to the NEOs.

Options granted under the Long-Term Incentive Plan will have an exercise price not less than the fair market value of our Class A Common Stock on the date of the grant, which is the closing price of that stock on the NYSE on the date of the grant.

The subcommittee has not established any formal program, plan or practice for the issuance of equity awards to employees. We do not have any program, plan or practice in place for selecting grant dates for awards under the Long-Term Incentive Plan in coordination with the release of material non-public information.

We believe that the granting of awards under the Long-Term Incentive Plan promotes, on a short-term and long-term basis, an enhanced alignment of the interests of those individuals receiving equity awards with our goals and strategies. We also believe that the equity grants provide not only financial rewards to such individuals for achieving Company goals but also provide additional incentives for individuals to remain with the Company and better align their economic interests with those of our stockholders.

Perquisites and other Personal Benefits

The perquisites made available to our NEOs are listed in the Summary Compensation Table. The maximum amount payable to each of our NEOs in respect of perquisites for 2011 and succeeding years is $15,000, although such limitation does not apply to club dues, insurance premiums, matching contributions under our 401(k) plan and automobile allowances.

Retirement Benefits and Nonqualified Deferred Compensation

Retirement Benefits

Our NEOs are eligible to participate in our tax-qualified 401(k) plan which covers all of our salaried employees. We maintain a separate tax qualified 401(k) plan for all of our non-union hourly employees. In any plan year, we match 100% of the amount contributed by a participant, up to 6% of the participant’s compensation subject to applicable limits pursuant to Section 401(a)(17) of the Internal Revenue Code. All of our NEOs participated in our 401(k) plan during 2012 and received matching contributions.

Deferred Compensation Plan

We maintain the Tube City IMS, LLC Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which is intended to be an unfunded nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees not subject to Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Deferred Compensation Plan is unfunded, but we established a grantor trust (the “Rabbi Trust”) to hold assets to assist us in paying certain benefits under the Deferred Compensation Plan. The Rabbi Trust currently has all of its assets invested in a life insurance policy. See “— Nonqualified Deferred Compensation Table.”

Effective January 1, 2008, the Tube City IMS Corporation Supplemental Executive Retirement Plan described below was merged into the Deferred Compensation Plan, and the Deferred Compensation Plan was amended and restated. Under the amended and restated Plan, a bookkeeping account is maintained to record the amounts that we credit to each participant for each calendar year, which include amounts that we would have contributed for the participant under our qualified 401(k) plan, but could not because of certain restrictions under the Internal Revenue Code. Each participant’s account is also credited with notional interest based on a formula set forth in the Plan. Each participant is fully vested in his Deferred Compensation Plan account. In general, each participant is entitled to receive a distribution of his December 31, 2007 Deferred Compensation Plan balance of his account upon termination of his employment. Benefits attributable to post-2007 service, which are not covered by the Rabbi Trust, are to be paid in five substantially equal annual installments.

Supplemental Executive Retirement Plan (IMS)

As noted above, as of January 1, 2008 the Tube City IMS Corporation Supplemental Executive Retirement Plan (the “Tube City IMS SERP”) was merged into the Deferred Compensation Plan. Mr. Kalouche had been a participant in the Tube City IMS SERP which was intended to be an unfunded nonqualified deferred compensation plan to pay additional benefits to certain eligible individuals whose benefits under our qualified 401(k) plan were restricted by the provisions of the Internal Revenue Code. The Tube City IMS SERP was intended to be exempt from all of the provisions of Parts 2, 3 and 4 of ERISA. A bookkeeping account was established to record the amounts that we credited to Mr. Kalouche for each calendar year, which included amounts that we would have contributed for him under our qualified 401(k) plan, but could not because of certain restrictions under the Internal Revenue Code. Mr. Kalouche’s account was also credited with notional interest based on a formula set forth in the Plan. The Tube City IMS SERP was not covered by the Rabbi Trust.

Supplemental Executive Retirement Plan (Tube City)

Messrs. Curtin, Aronson and Lippard were also entitled to nonqualified supplemental retirement benefits under their employment agreements in effect prior to the Onex Acquisition (the “Tube City Retirement Benefits”). The Tube City Retirement Benefits were included in their new employment agreements entered into at the time of the Onex Acquisition. In connection with the amendment of Mr. Kalouche’s employment agreement in 2012, his employment agreement now provides these benefits as well. The benefit payments to Messrs. Curtin, Kalouche, Aronson, Lippard in respect of the Tube City Retirement Benefits are described below in “— Potential Payments

Made Upon Normal and Early Retirement.” Our obligation to pay the supplemental retirement benefits in respect of the Tube City Retirement Benefits is unfunded, but the Rabbi Trust described above holds assets to assist us in paying such benefits. See “— Pension Benefits Table.”

Risk Review

The Committee has generally reviewed, analyzed and discussed the executive compensation program. The Committee does not believe that any aspects of the compensation program encourage the NEOs to take unnecessary or excessive risks. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure, and the elements of compensation are balanced among current cash payments, deferred cash and equity awards. The financial goals set forth in the Bonus Plan are based upon performance targets that the Committee believes are attainable without the need to take inappropriate risks or make material changes to our business or strategy. In addition, the outstanding stock options issued under our Long-Term Incentive Plan that vest over a four-year period mitigate against taking short-term risks.

Description of our NEOs’ Employment Agreements

Each of our NEOs’ employment agreements had a five-year term commencing January 25, 2007 through January 24, 2012. During 2011, the terms under our NEOs’ employment agreements were extended. During 2012, the Company amended the employment agreements of Messrs. Curtin and Kalouche in connection with Mr. Curtin’s retirement as President and Chief Executive Officer and appointment to Executive Chairman and Mr. Kalouche’s promotion to President and Chief Executive Officer. Mr. Lippard’s employment agreement expired pursuant to its terms upon his retirement on December 31, 2012. For a discussion of the compensation payable to Mr. Lippard in connection with his retirement, see “— Potential Payments Made Upon Normal and Early Retirement” below.

The employment agreements of Messrs. Kalouche, Aronson, and Rosati have terms through December 31, 2017, December 31, 2014 and December 31, 2014, respectively, but provide for automatic successive one-year renewals thereafter unless either party provides the other with 60 days notice of an intention not to renew before the end of the initial or any renewal terms. The employment agreement with Mr. Curtin has a term through December 31, 2014 and provides for his retirement on such date.

Under the employment agreements, the NEOs receive a base salary, bonus opportunity, reimbursement of up to $11,000 in premiums per year for term life insurance with a death benefit of up to $1 million, severance benefits, and, in the case of Messrs. Kalouche, Aronson and Curtin, the Tube City Retirement Benefits. The NEOs are also eligible to participate in the benefit plans as described above and other plans offered to employees generally. However, pursuant to the amendment to Mr. Curtin’s employment agreement in 2012, Mr. Curtin will not be eligible for any stock option grants after January 1, 2013.

For a discussion of the various forms of compensation payable to our NEOs under their employment agreements, see “— Executive Compensation Components” and “— Why We Choose to Pay Each Element — Individual Elements of Our Compensation Program” and the sections following this paragraph.

Potential Payments on Termination

Each NEO’s employment agreement provides for certain payments if (i) we terminate his employment without “Cause”, (ii) if he terminates his employment for “Good Reason” (each as defined in the employment agreements), (iii) in the case of Messrs. Rosati and Aronson, if we elect not to renew the employment agreement, or (iv) in the case of Mr. Curtin, if he retires on December 31, 2014. Generally, the payments include severance payments and a continuation of health coverage for 24 months after the date of separation, although Mr. Kalouche’s health coverage continues until the date on which he becomes eligible for Medicare or comparable coverage under another employer’s health plan. Additionally, Messrs. Kalouche and Curtin are entitled to a pro-rated bonus for the year in which termination occurs based on the Company’s actual performance during such year. Further, Mr. Kalouche is entitled to continued stock option vesting until the earlier of December 31, 2017 and the end of the two-year period following the date of separation as well as continued exercisability of vested stock options for three months thereafter. Mr. Curtin is entitled to continued stock option vesting until his stock options become fully vested. Messrs. Kalouche, Rosati and Aronson are also entitled to receive a $10,000 allowance for outplacement expenses. We provide these benefits to be competitive in attracting and retaining employees with a proven record of performance. We believe these payments are necessary to, among other things, induce our NEOs to be bound by the non-competition and non-solicitation/no-hire restrictions included in their employment agreements.

If the employment of one of our NEOs is terminated for any other reason other than a reason noted above, the NEO will receive only his base salary accrued through termination.

Each employment agreement provides that the NEO is subject to: (1) a non-competition restriction during his employment and for a period thereafter equal to the greater of twelve months or the severance payment period; and (2) a non-solicitation/no-hire restriction during his employment and for a period thereafter equal to the greater of 24 months or the severance payment period. The employment agreements also provide that each NEO is subject to confidentiality restrictions. In addition, the NEO must timely execute and deliver a general release of claims in order to receive severance benefits. Mr. Curtin must also assist in the transition of his successor.

Potential Payments on Change of Control

If a successor entity provides in writing that it will assume the employment agreement of an NEO, the NEO is not eligible for any additional benefit in a change of control transaction. However, if a successor entity does not assume the employment agreement, the separation of the NEO would be considered for “Good Reason” and he would be eligible for termination payments as indicated above under “Potential Payments on Termination.” In addition, in the event of a change in control transaction the stock options granted to our NEOs would become 100% vested to the extent not already vested, regardless of whether a termination of employment occurs. We believe that these arrangements closely align the interests of the NEOs with those of our stockholders in the event of a change of control.

Potential Payments Made upon Normal and Early Retirement

The employment agreements entered into with Messrs. Aronson and Curtin in connection with the Onex Acquisition contain provisions in respect of certain retirement benefits (the “Tube City Retirement Benefits”). In connection with the amendment of Mr. Kalouche’s employment agreement in 2012, his employment agreement now provides these benefits as well. The employment agreements with Messrs. Kalouche, Aronson and Curtin provide that they are each entitled to normal retirement benefits of $50,000 annually for a period of ten years commencing upon the later of separation of service, or age 65, or, with respect to Messrs. Kalouche and Aronson, early retirement benefits of $30,000 (plus $2,000 for each full year of age attained between ages 55 and 65) annually for a period of ten years commencing upon separation of service at or after age 55 and before age 65. With respect to Messrs. Kalouche and Aronson, these retirement benefits will be increased for inflation to the extent the year over year increase in the consumer price index in any given year exceeds 10%. Messrs. Kalouche and Aronson will forfeit their retirement benefits if their employment is terminated for any reason other than death or disability prior to age 55. In the event that the employment of Messrs. Kalouche or Aronson is terminated due to disability at any age or death prior to age 55, their retirement benefits will equal $30,000 annually in the case of death and $50,000 annually in the case of disability, in each case for a period of ten years (unless, with respect to Mr. Aronson, his death or disability occurs prior to January 1, 2015, in which case his retirement benefits will be reduced to $25,000 annually in the case of death and $45,000 annually in the case of disability). Messrs. Kalouche, Aronson and Curtin will forfeit their vested retirement benefits if having reached age 55, they subsequently are terminated for Cause or violate the restrictive covenants as set forth in their respective employment agreements.

On December 31, 2012, Mr. Lippard retired from his position of Executive Vice President, General Counsel and Secretary of the Company and TCIMS, as contemplated by the terms of his employment agreement. Consistent with his previously disclosed employment agreement, Mr. Lippard became entitled to the following payments and benefits upon his retirement: (1) a severance payment equal to two times his base salary payable in equal monthly installments over a period of two years, (2) continued health insurance coverage for a period of two years, (3) annual retirement benefits of $50,000 payable in equal monthly installments over a period of ten years, (4) the bonus that he otherwise earned in respect of fiscal year ending December 31, 2012, and (5) continued use of his Company-provided cell phone for a period of two years. Consistent with his previously disclosed stock option agreements, Mr. Lippard is also entitled to continued stock option vesting. In connection with his retirement, Mr. Lippard executed and delivered a general release of claims. Mr. Lippard is obligated to provide certain transition services to our board of directors, officers and employees for a period of two years and is bound by non-competition and non-solicitation/no-hire restrictions for a period of two years.

Tax and Accounting Implications

Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that a publicly held company may deduct for compensation paid to named executive officers (other than a chief financial officer) in any fiscal year, unless the compensation is performance-based. Prior to the time of our IPO, the Committee did not take the deductibility limitation imposed by Section 162(m) into consideration in setting compensation, because none of our stock was then publicly-traded. To date, the Committee has determined that the Section 162(m) limitation did not apply because we fell within the extended reliance period for corporations that become publicly held in connection with an initial public offering. However, this reliance period will end with respect to our Long-Term Incentive Plan as a result of our proposed amendment to such Plan (as described in Proposal Four to this Proxy Statement), and we are therefore seeking stockholder approval with respect to such Plan. In a desire to adhere to best procedures, the Committee nonetheless has and will continue to review and consider the deductibility of executive compensation under Section 162(m) when it develops new compensation arrangements or plans. Although the Committee considers all elements of the cost to us in providing such compensation (including the impact of the Section 162(m) limitations), the Committee believes that it is important to maintain flexibility. Therefore, in certain circumstances, the Committee may authorize compensation payments that do not comply with the exemptions of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, the compensation committee of our board of directors consisted of Messrs. Duncanson, Connelly, Osborne and Srivastava. None of these individuals has served at any time as an officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. In addition, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the compensation committee during the fiscal year ended December 31, 2012.

None of the Company’s executive officers served during fiscal year 2012 or currently serves, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company’s board or compensation committee.

Summary Compensation Table

Name and Position at Year-End 2012	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Joseph Curtin President & Chief Executive Officer and Director	2012	650,000		—	285,579	1,016,464	15,602	197,114	$2,164,759
	2011	650,000		84,890	340,427	996,174	(18,752)	229,407	$2,282,146
	2010	650,000		—	—	1,476,534	27,604	163,802	$2,317,940
Daniel E. Rosati Ex. VP and Chief Financial Officer	2012	360,500		—	142,789	329,078	—	124,972	$957,339
	2011	360,500		112,736	170,214	368,951	—	115,473	$1,127,874
	2010	350,000	—	—	—	497,450	—	69,737	$917,187
Raymond S. Kalouche, Chief Operating Officer, President and Chief Operating Officer of the Mill Services Group	2012	650,000		—	285,579	908,156	—	198,021	$2,041,756
	2011	641,667		84,890	340,427	937,902	—	227,275	$2,232,161
	2010	600,000	—	—	—	1,360,717	—	161,301	$2,122,018
J David Aronson President and Chief Operating Officer of the Raw Material and Optimization Group	2012	800,000		—	285,579	758,156	8,310	179,653	$2,031,968
	2011	800,000		200,213	238,299	787,902	7,952	205,526	$2,239,892
	2010	650,000	—	—	—	1,310,717	28,901	150,850	$2,140,468
Thomas E. Lippard Executive VP, General Counsel and Secretary	2012	521,375		—	142,789	379,078	17,037	136,862	$1,197,141
	2011	521,375		94,341	170,214	368,951	(11,903)	124,787	$1,267,765
	2010	521,375	—			580,359	11,758	119,718	$1,233,210

(1)	Includes pre-tax salary deferred contribution by each of the NEO’s to our tax qualified 401(k) plan of $17,500 in 2012, $17,000 in 2011 and $16,500 in 2010. In addition, annual catch-up contributions of $5,500 in 2012 made by Messrs. Curtin, Lippard, and Rosati and $5,500 in 2011 and 2010 made by Messrs. Curtin and Lippard are also included.

(2)	Beginning in 2010, bonuses were paid pursuant to a plan on the terms described above and, as such, are included in the Non-Equity Incentive Plan Compensation column.

(3)	As these stock awards were fully vested upon grant, the value is based on the price as of the date of grant ($13.00 per share).

(4)	The number shown in this column relate to grants of stock options made under our Long-Term Incentive Plan. The amounts disclosed represent the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation”, to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used to determine the valuation of our stock option awards.

(5)	This number represents the increase (decrease) in the present value of the accumulated benefit of each of Messrs. Curtin, Aronson and Lippard in respect of the Tube City Retirement Benefits that occurred during 2012, 2011 and 2010. Messrs. Curtin, Aronson and Lippard have accrued the maximum benefit payable under their employment agreements. See “— Retirement Benefits and Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan (Tube City)” for a description of the Tube City Retirement Benefits, and the “— Pension Benefits Table.” Due to amendments to Messrs. Curtin’s and Lippard’s employment agreements in 2011, and the resulting change in the present value of the accumulated benefit of each, the revised calculation resulted in a decrease in the liability.

(6)	All Other Compensation for each NEO includes the following items: (i) reimbursement of personal legal and/or accounting professional fees; (ii) country club memberships; (iii) life and disability insurance premiums; (iv) matching contributions under the Company’s 401(k) plan; (v) car allowance; (vi) Company allocations under its Deferred Compensation plan and (vii) reimbursement for family travel and meal costs. The specific breakdown for each NEO is as follows:

With respect to Mr Curtin, includes reimbursement of professional fees ($15,000); country club memberships ($17,802); life and disability insurance premiums ($22,031); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($98,420).

With respect to Mr. Rosati, includes reimbursement of professional fees ($5,566); country club memberships ($39,541); life and disability insurance premiums ($2,652); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($34,014).

With respect to Mr Kalouche, includes reimbursement of professional fees ($27,200); country club memberships ($1,100); life and disability insurance premiums ($13,102); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($113,419).

With respect to Mr. Aronson, includes reimbursement of professional fees ($2,000); country club memberships ($26,407); life and disability insurance premiums ($2,575); 401(k) plan matching contributions ($15,000); car allowance ($28,200) and Company allocation under its Deferred Compensation Plan, including annual earnings ($94,174).

With respect to Mr. Lippard, includes reimbursement of professional fees ($15,749); country club memberships ($11,520); life and disability insurance premiums ($24,238); 401(k) plan matching contributions ($15,000); car allowance ($24,000) and Company allocation under its Deferred Compensation Plan, including annual earnings ($46,354).

Grants of Plan Based Awards Table

The following table sets forth information concerning Plan based awards granted to the NEOs during the year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards(3)
		Threshold ($)	Target ($)	Maximum ($)
Joseph Curtin (PEO)	3/05/2012	400,000	800,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
Daniel E. Rosati (PFO)	3/05/2012	175,000	350,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	25,000	$11.18	$142,789
Raymond S. Kalouche	3/05/2012	350,000	700,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
J. David Aronson	3/05/2012	350,000	700,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	50,000	$11.18	$285,579
Thomas E. Lippard	3/05/2012	175,000	350,000	N/A	—	—	—	—
	4/13/2012	—	—	—	—	25,000	$11.18	$142,789

(1)	These incentive plan awards were granted on March 5, 2012, and the figures listed above represent bonus thresholds and targets for our NEOs for fiscal year 2012 (calculated as of December 31, 2012). There are no maximum caps on bonus awards, which are calculated in reference to the Financial Goal Attainment Factor, as discussed above. The actual amount of bonuses paid to our NEOs for fiscal year 2012 under these incentive plan awards are listed in the summary compensation table and in the table of “2012 Bonus Paid” set forth in the “Individual Elements of Our Compensation Program” discussion above.

(2)	These stock options were granted on April 13, 2012. The grants vest over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half of the options subject to each grant are also subject to a performance based exercisability requirement; for the options to be exercisable, the share price of the Company’s Class A Common Stock must close at $12.86 or above on the day immediately preceding the exercise of the option.

(3)	The amounts disclosed represent the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used to determine the valuation of our stock option awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the holdings of stock options by the NEOs as of December 31, 2012.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Joseph Curtin	4/13/2011	5,000	45,000	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
Daniel E. Rosati(2)	4/13/2011	2,500	22,500	$13.00	4/13/2021
	4/13/2012	—	25,000	$11.18	4/13/2022
Raymond Kalouche(2)	4/13/2011	5,000	45,000	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
J. David Aronson(2)	4/13/2011	3,500	31,500	$13.00	4/13/2021
	4/13/2012	—	50,000	$11.18	4/13/2022
Thomas E. Lippard	4/13/2011	2,500	22,500	$13.00	4/13/2021
	4/13/2012	—	25,000	$11.18	4/13/2022

(1)	The options vest over four years with 10% vesting on the first anniversary date of the grant, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary. In addition to the time based vesting requirement, one-half of the options subject to each grant are also subject to a performance based exercisability requirement; for such options to be exercisable, the share price of the Company’s Class A Common Stock must close at 115% of the exercise price (i.e., $14.95 or above in the case of options granted in 2011, or $12.86 or above in the case of options granted in 2012), on the day immediately preceding the exercise of the option.

(2)	In addition to the options listed in the above table, in February 2013, each of Messrs. Aronson and Kalouche was granted 125,000 options to purchase Class A Common Stock and Mr. Rosati was granted 25,000 options to purchase Class A Common Stock. Such options have an exercise price of $13.35 (which was the closing price of a share on the date of grant), and are otherwise subject to the same vesting schedule and exercise terms as the options listed in the above table.

Option Exercises and Stock Vested Table

No stock options were exercised during the year ended December 31, 2012.

Pension Benefits Table

The following table sets forth information regarding the Tube City Retirement Benefits for which Messrs. Curtin, Aronson and Lippard were eligible under their respective employment agreements as of December 31, 2012. See “— Potential Payments Made upon Normal and Early Retirement” above for further information.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Joseph Curtin	Employment Agreement	10	362,296	(1)	—
J. David Aronson	Employment Agreement	10	192,975	(1)	—
Thomas E. Lippard	Employment Agreement	10	395,636	(1)	—
Raymond S. Kalouche(2)	N/A	N/A			—
Daniel E. Rosati	N/A	N/A			—

(1)	This number represents the present value of the accumulated benefit of each of Messrs. Curtin, Aronson and Lippard under this plan as of December 31, 2012. The benefit is calculated based on when the NEO will become eligible for the benefit and using a discount rate of 4.5%. See Note 20, “Retirement Plans,” to our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for the valuation method and material assumptions used to calculate the present value of the accrued amount.

(2)	Mr. Kalouche became entitled to the Tube City Retirement Benefits upon the effectiveness of his Amended and Restated Employment Agreement as of January 1, 2013.

Nonqualified Deferred Compensation Table

The following table sets forth information regarding the NEOs’ benefits with respect to the Deferred Compensation Plan for the year ended December 31, 2012. The terms of the Deferred Compensation Plan are summarized above in “— Retirement Benefits and Nonqualified Deferred Compensation — Deferred Compensation Plan.”

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Allocations in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Joseph Curtin	Deferred Compensation Plan	—	85,462	(1)	12,957	—	605,057
Daniel E. Rosati	Deferred Compensation Plan	—	30,459	(1)	3,810	—	136,616
Raymond Kalouche	Deferred Compensation Plan	—	81,966	(1)	31,453	—	1,016,201
J. David Aronson	Deferred Compensation Plan	—	81,966	(1)	12,208	—	599,044
Thomas E. Lippard	Deferred Compensation Plan	—	39,860	(1)	6,495	—	384,944

(1)	This number represents the 2012 company allocation made under the Deferred Compensation Plan. See “Retirement Benefits and Nonqualified Deferred Compensation — Deferred Compensation Plan” for a description of the Deferred Compensation Plan.

(2)	The Company allocations and the aggregate earnings figures for the year ended December 31, 2012 are included in the “All Other Compensation Column” in the Summary Compensation Table.

(3)	Includes Company allocations and earnings previously reported in the Summary Compensation Table for 2011 of the following amounts for each of the NEOs: Mr. Curtin: $124,093; Mr. Rosati: $40,237; Mr. Kalouche: $134,704; Mr. Aronson: $122,497; and Mr. Lippard: $57,722.

Payments Upon Termination and Change of Control

Termination Generally

The following table sets forth amounts of compensation to be paid to each NEO if (i) we terminate his employment without Cause, (ii) he terminates his employment for Good Reason (each as defined in his employment agreement) or (iii) we elect not to renew the employment period (in the case of Messrs. Aronson, Kalouche and Rosati) or the employment period ends on the NEO’s retirement date (in the case of Messrs. Curtin and Lippard). See the sections above entitled “Potential Payments on Termination” for a description of these benefits and “Potential Payments Made upon Normal and Early Retirement.” The amounts shown assume that such termination was effective as of December 31, 2012.

Payments Upon Termination

Name	Severance Payments ($)(1)	Non-qualified Defined Contribution Plan ($)(2)	Pension Benefit ($)(3)	Health Welfare and Life Insurance Benefits ($)(4)	Executive Level Outplacement Service ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Intrinsic Value of Outstanding Options Not Vested ($)(7)	Total ($)
Joseph Curtin	1,300,000	605,057	500,000	18,222		1,016,464	33,500	3,473,242
Daniel E. Rosati	721,000	136,616	—	41,470	10,000	—	16,750	925,836
Raymond Kalouche	1,300,000	1,016,201	—	30,000	10,000	908,156	33,500	3,297,857
J. David Aronson	1,600,000	599,044	—	41,470	10,000	—	33,500	2,284,014
Thomas E. Lippard(8)	1,042,750	384,944	500,000	41,470		379,078	16,750	2,364,993

(1)	Each NEO’s employment agreement entitles the NEO to severance payments in an amount equal to two times his annual base salary paid in monthly installments over two years in the event employment is terminated without cause or due to the NEO’s resignation with good reason.

(2)	Amounts credited in the NEO's accounts under the Deferred Compensation Plan. Amounts attributable to periods of service prior to 2008 are payable in a lump sum upon termination; amounts attributable to subsequent periods of service are payable in five annual installments.

(3)	Messrs. Curtin, Kalouche, Aronson and Lippard are entitled to receive the Tube City Retirement Benefits in accordance with their respective employment agreements. See “Potential Payments Made upon Normal and Early Retirement” above for further information. Messrs. Curtin and Lippard will each receive their retirement benefits in the amount of $50,000 per year for ten years commencing upon their respective dates of termination of employment. Mr. Kalouche, 50 years old and Mr. Aronson, 47 years old would not have been eligible for any benefit if their termination had occurred as of December 31, 2012 because they had not yet attained age of 55, which is the age upon which they become eligible for early retirement benefits.

(4)	The NEO’s are eligible for continued normal benefits coverage including normal group life, long-term disability, accidental death and dismemberment and health insurance for two years following termination of employment. The amounts listed are our estimate of our costs of that coverage using the assumptions used for financial reporting purposes under generally accepted accounting principles. The actual amounts to be paid out can only be determined at the time of such executive's separation.

(5)	In connection with the amendment and restatement of their respective employment agreements in 2011, the $10,000 allowance for outplacement services was eliminated from the employment agreements of Messrs. Curtin and Lippard.

(6)	Under their employment agreements, Messrs. Curtin and Kalouche are each eligible for payments under our Bonus Plan for the year in which termination occurs, which is generally pro-rated based upon the portion of the year that elapses prior to the termination date. As we have assumed that the termination of employment occurred on December 31, 2012 for purposes of this table, the amounts deemed payable under the Bonus Plan are equal to 100% of the amounts actually earned by Messrs. Curtin and Kalouche in respect of fiscal year 2012.

(7)	Each of Mr. Curtin’s, Mr. Lippard’s and Mr. Kalouche’s employment agreements provide that the employee’s stock options will continue to vest following termination for specified periods of time in the event of termination without cause or by resignation for good reason. Based on the $12.52 closing price of our Class A common stock on the NYSE on December 31, 2012, none of the stock options granted in 2011, each of which has a $13.00 exercise price, had any intrinsic value as of December 31, 2012. Of the stock options granted in 2012, each of which has a $11.18 exercise price, (i) the options that were not subject to the 115% performance metric had $1.34 per share of intrinsic value as of December 31, 2012 and were included in this calculation, and (ii) the options that were subject to the 115% performance metric had no intrinsic value as of December 31, 2012, since the performance metric was not met on that date, and these options were therefore not included in this calculation.

(8)	On December 31, 2012, Mr. Lippard retired from his position of Executive Vice President, General Counsel and Secretary of the Company and TCIMS. The amounts listed in this table depict amounts he would have been entitled to upon termination prior to his retirement. The terms of his termination agreement are described more fully under “Potential Payments Made upon Normal and Early Retirement” in this document.

Termination by Reason of Disability

The following table sets forth amounts of compensation to be paid to each NEO if his employment terminates in the event of his Disability (as defined in his employment agreement). Such a termination is not considered a separation for “Good Reason” under the respective employment agreements so that, in general, the benefits for which the NEOs are potentially eligible are the same as those that all of our employees receive under the terms of our group long-term disability policy. However, under the terms of their employment agreements, (i) Mr. Aronson, regardless of age, would become immediately eligible for “Normal Retirement Benefits” as defined in his employment agreement, that would provide annual payments of $45,000 for a period of ten years, subject to adjustments as described above, and (ii) Messrs Curtin and Kalouche, regardless of age, would become immediately eligible to receive the “Retirement Benefits” as defined in their employment agreements, that would provide annual payments of $50,000 for a period of ten years. The amounts shown assume that such termination was effective as of December 31, 2012.

Payments Upon Termination By Reason of Disability (for currently employed NEOs)

Name	Non-qualified Defined Contribution Plan ($)(1)	Pension Benefit ($)(2)	Total ($)
Joseph Curtin	605,057	500,000	1,105,057
Daniel E. Rosati	136,616	—	136,616
Raymond Kalouche	1,016,201	500,000	1,516,201
J. David Aronson	599,044	450,000	1,049,044

(1)	Amounts credited in the NEOs’ accounts under the Deferred Compensation Plan . Amounts attributable to periods of service prior to 2008 are payable in a lump sum upon termination; amounts attributable to subsequent periods of service are payable in five annual installments.

(2)	Payable in annual installments over ten years as described above.

Change in Control

Under the terms of our NEOs’ employment agreements, failure to secure an agreement in writing with any successor entity to assume their respective employment agreements would constitute a separation for “Good Reason” as defined in the NEO employment agreements and, accordingly, the NEOs would be eligible for the benefits included in the first table under “Payment Upon Termination and Change of Control.” The NEOs would not be eligible for any enhanced severance benefits as a result of a change in control, although their stock options would accelerate 100% as a result of a Change in Control as defined in the applicable stock option agreements, regardless of whether a termination of employment occurs.

Director Compensation

The only directors who receive compensation for their service as directors are those who are not employees of the Company or of Onex Corporation. Commencing with the year ending December 31, 2012, the compensation for the directors who are not employees of the Company or of Onex Corporation has been set at $120,000 annually, with fifty percent of such amount ($60,000) to be paid in restricted stock of the Company issued pursuant to the terms of the Company’s Long-Term Incentive Plan upon the director’s election at the Annual Meeting of Stockholders, and the other fifty percent of such amount ($60,000) to be paid in equal quarterly installments of $15,000 in cash. The restricted stock vests on the day immediately preceding the next Annual Meeting of Stockholders. The directors are required to retain at least 60% of the restricted stock for at least four years following the grant date. Directors do not receive any additional compensation for their committee service or for serving as chairs of committees.

Director Compensation Table

The following table sets forth director compensation for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
John J. Connelly	60,000	60,000	120,000
Colin Osborne	60,000	60,000	120,000
Herbert K. Parker	60,000	60,000	120,000
Patrick W. Tolbert	60,000	60,000	120,000

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE

IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

By order of the board of directors,

Raymond S. Kalouche

President and Chief Executive Officer

Glassport, Pennsylvania

April 29, 2013

Appendix A

FIRST AMENDMENT TO THE

TMS INTERNATIONAL CORP. LONG-TERM INCENTIVE PLAN

The TMS International Corp. Long-Term Incentive Plan (the “Plan”) is hereby amended, effective June 5, 2013, and subject to approval by stockholders, as follows:

1. The maximum number of Shares as to which Awards may be granted pursuant to Article III of the Plan shall be increased by 750,000. Accordingly, the first paragraph of Article III (“Shares Subject To The Plan”) shall be amended to read as follows:

The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be Two Million Three Hundred Eight Thousand, One Hundred Seventy (2,308,170) Shares. The aggregate numbers of shares set forth above take into effect the stock split occurring in connection with the Company’s initial public offering but are subject to adjustment for other future stock splits, stock dividends, and other adjustments described in Article XIX hereof.

2. The following items shall be added to the list of business criteria at the end of the first sentence of Article XII.C.2 of the Plan:

“(w) cash flow; and/or (x) capital and/or operating expenditures.”

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 11:59 p.m., EDT, on June 4, 2013.

Vote by internet
• Go to www.investorvote.com/TMS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, and
FOR Proposals 2, 3 and 4.

1. Election of Directors:	01 - John J. Connelly	02 - Joseph Curtin	03 - Timothy A.R. Duncanson	+
	04 - Raymond S. Kalouche	05 - Colin Osborne	06 - Herbert K. Parker
	07 - Manish K. Srivastava	08 - Patrick W. Tolbert

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Vote to ratify Ernst & Young LLP as our independent public accounting firm for 2013.	☐	☐	☐	3.	Advisory vote to approve the compensation of the named executive officers.	☐	☐	☐

4.	Vote to approve an amendment to the TMS International Corp. Long Term Incentive Plan and to approve the performance goals under the Plan.	☐	☐	☐	Note: Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Internet Availability or Proxy Materials for TMS International Corp.’s

2013 Annual Meeting of Stockholders. The Notice of 2013 Annual Meeting of Stockholders, Proxy

Statement and Annual Report are available at: http://tmsinternationalcorp.investerroom.com/

under the Proxy Statement and Annual Report tab.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — TMS INTERNATIONAL CORP.

Annual Meeting of Stockholders – June 5, 2013, 11:00 A.M. ET

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Each signature on the reverse side of this card hereby appoints Leon Z. Heller and Jonathan M. Fingeret, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as indicated on the reverse side of this card, all the shares of TMS International Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 5, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE BY MARKING IT OR, IF NO DIRECTION IS GIVEN WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF TMS INTERNATIONAL CORP. ON ALL PROPOSALS REFERRED TO ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

Important: Please mark, date and sign this Proxy on the reverse side